NON-MARKETING THIRD PARTY ADMINISTRATOR AGREEMENT BY AND BETWEEN| ALLIANCE-ONE SERVICES, INC. AND WILTON REASSURANCE LIFE COMPANY OF NEW YORK and its Participating Insurance Company Affiliates EFFECTIVE DATE / day of , 2007 NOTICE OF CONFIDENTIALITY Certain terms of this Agreement are confidential. Please see Section 12.7 for details.

GENERAL TERMS AND CONDITIONS WHEREAS, INSURER is a duly authorized life and/or annuity insurance company; WHEREAS, ALLIANCE-ONE provides certain non-marketing and ministerial services as a third party administrator for insurance products; WHEREAS, ALLIANCE-ONE provides to insurers and others these services related to insurance policy administration and policyholder service on new, existing and closed blocks of insurance products, including management of supporting information technology (IT) infrastructures; WHEREAS, ALLIANCE-ONE possesses administration application software and automated work distributor software together with other software applications and technology, technical and programming services, IT infrastructures, processing equipment, facilities and administrative support personnel necessary to provide and support the administrative processing, maintenance of records, processing of information and generation of output with respect to INSURER’S insurance products; and, WHEREAS, INSURER desires to appoint ALLIANCE-ONE as its non-exclusive non-marketing third party administrator for certain of its life insurance and annuity products as of the Effective Date that are owned or reinsured by INSURER, as described in this Agreement, and ALLIANCE-ONE desires to accept such appointment; NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows: 1. STRUCTURE OF THIS AGREEMENT This Agreement describes the Services that ALLIANCE-ONE agrees to provide to INSURER and may contain special terms related to particular projects. 2. DEFINITIONS This section defines some capitalized terms that may be used in this Agreement. 2.1 Admin Guidelines means the written document substantially containing the policies, processes and interpretations of applicable laws and regulations that are used to administer, process and service the Contracts. ALLIANCE-ONE shall follow the policies, processes, workflows and procedures required to administer the types of Contracts processed by ALLIANCE-ONE under this Agreement in conformity with those policies, processes, workflows, interpretations of applicable laws and regulations, unique to administering the Contracts and as each may be specified in writing by INSURER. INSURER’S policies, processes, workflows, interpretations of applicable laws and regulations required to administer the Contracts shall be expressed in the Admin Guidelines. To create the Admin Guidelines, ALLIANCE-ONE will deliver to INSURER ALLIANCE-ONE’s base administration guideline template and provide INSURER with advice, initially and on an ongoing basis, concerning matters that, in INSURER’S discretion, may be included in INSURER’S approved and adopted Admin Guidelines. ALLIANCE-ONE is responsible for (a) updating the Admin Guidelines as new matters are approved by INSURER, WiltonRe -Alliance-One TPA Agreement-eks-vl7

from time to time, to maintain the policies, processes, workflows and interpretations provided to ALLIANCE-ONE by INSURER, and (b) providing INSURER with a copy of the updated Admin Guidelines when substantially changed or upon request. INSURER shall provide in a timely manner, applicable legal and regulatory updates to ALLIANCE-ONE to ensure compliance of the Admin Guidelines. ALLIANCE-ONE may have reasonable time to develop any programming changes required to comply with updated laws and regulations and will implement such changes in a timely manner. 2.2 Affiliate means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person or entity or beneficially owns or has the power to vote or direct the vote of at least a majority of any class of voting stock (or of any form of voting equity interest in the case of a person that is not a corporation) of such other entity. For purposes of this definition, “control”, including the terms “controlling” or “controlled”, means the power to direct or cause the direction of the management and policies of an entity, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. 2.3 Agreement means this Non-Marketing Third Party Administrator Agreement as it may be amended from time to time by the parties, including all Exhibits annexed to this Agreement. 2.4 ALLIANCE-ONE Confidential Information means the Software Products and any modifications, enhancements or corrections to the Software Products (including the program code, Documentation, specifications, logic and design of the Software Products) and all information about ALLIANCE-ONE’s (or CSC’s) internal affairs, business plans, workflows and business practices. 2.5 Books and Records means policy forms, check forms and facsimile signature imprinting devices, if any, and all other documents, reports, records, books, files and other materials relating to this Agreement or the transactions between ALLIANCE-ONE, INSURER, and each Insured, including the identity and addresses of each Insured and all Contract Data and any other data related thereto which ALLIANCE-ONE may generate or otherwise obtain while performing the Services or which INSURER may deliver or tender to ALLIANCE-ONE. 2.6 Contract (collectively, the Contracts) means INSURER’S life insurance products identified in this Agreement. 2.7 Contract Data means all information furnished by INSURER to ALLIANCE-ONE under this Agreement concerning the Contracts or the Insureds, including names, addresses, beneficiaries, and all other similar personally identifiable information, including, without limitation, the Regulated and Personal Information. 2.8 Documentation means the formal documentation created by ALLIANCE-ONE for a Software Product (as updated by ALLIANCE-ONE from time to time) provided for INSURER’S use hereunder or used by ALLIANCE-ONE hereunder to provide the Services. 2.9 Effective Date means the date specified on the cover page of this Agreement. 2.10 Facilities and Systems means ALLIANCE-ONE’s technology, technical and programming services, IT infrastructures, processing equipment, facilities and personnel necessary to provide and support the administrative processing, maintenance of records, processing of information and generation of output with respect to the Contracts. 2.11 Indemnified Damages means all liabilities, losses, damages, costs and expenses (including reasonable legal, accounting and other related professional fees incurred prior to an Indemnifying Party assuming the defense of a claim) incurred by an Indemnified Party. 2.12 Insured means a policyholder or certificate-holder of a Contract. 2.13 Performance Standard means the standards for providing Services set forth in Exhibit D. 2.14 Person-hour means the services of one (1) person for one (1) full hour. 2.15 Privacy Laws means: (i) all privacy, security and data protection laws, rules and regulations of any applicable jurisdiction (including, without limitation, the U.S. and Canada), and all then current industry standards, guidelines and practices with respect to privacy, security and data protection including the collection, processing, storage, protection and disclosure of personal information, and (ii) ALLIANCE-ONE’s privacy policies including INSURER’S policies and guidelines applicable to any of the foregoing which are provided to ALLIANCE-ONE in written form from time to time. If ALLIANCE-ONE expects to incur incremental expense in implementation of privacy policies provided to ALLIANCE-ONE by INSURER after the Effective Date, the parties will negotiate a mutually satisfactory arrangement. 2.16 Regulated and Personal Information means information provided by or at the direction of INSURER, or to which access was provided in the course of ALLIANCE-ONE’s performance of the Agreements that (i) is governed by the Privacy Laws, or (ii) identifies an individual (by name, signature, address, telephone number or other unique identifier), or (iii) that can be used to authenticate that individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answers to security questions, or other personal identifiers), or (iv) that identifies an individual’s social security number. INSURER business contact information is not by itself Regulated and Personal Information. 2.17 Services means the insurance policy and annuity administration and policyholder services provided by ALLIANCE-ONE with respect to the Contracts, including management of supporting information technology infrastructures, and which include the policies, processes, workflows and procedures required to administer the Contracts, including, without limitation, claims for benefits thereunder, processed by ALLIANCE-ONE under this Agreement in conformity with: (i) laws and regulations applicable to business processed under this Agreement (ii) reasonably prudent business standards for detecting and preventing fraud; (iii) reasonably prudent internal controls, customary for the types of Contracts under this Agreement; (iv) the terms of this Agreement as may be more specifically outlined in the Exhibits to this Agreement; (v) general industry standards for the types of Contracts under this Agreement (the standards described in the immediately preceding clauses “(i)” through “(v)” hereinafter collectively, the “Contract Rules”); (vi) the terms and conditions of the Contracts and each applicable reinsurance agreement provided by INSURER to ALLIANCE-ONE; (vii) the agreed-upon performance standards set forth in this Agreement; (viii) the Admin Guidelines, including INSURER’S specific, policies, processes, workflows, interpretations and procedures for the Contracts even to the extent they may deviate from the Contract Rules provided that such deviations are adopted under the Admin Guidelines. The parties agree the procedures or business rules pertaining to the Services to be performed by ALLIANCE-ONE will be specific enough so that ALLIANCE-ONE shall not be called upon to exercise any discretion in contravention of applicable laws and regulations or make any final determination relative to INSURER’s regulatory compliance. Regardless of any language used in this Agreement, ALLIANCE-ONE is not authorized, contracted or bound to perform any activities or services requiring licensure as an insurance agent, broker, producer, managing general agent or adjuster as those terms are defined by the fifty (50) States, the District of Columbia, territories or insular possessions of the United States. The parties understand that many tasks to be performed hereunder have shared responsibility between the parties and the parties will cooperate in good faith to facilitate the performance of such tasks. ALLIANCE-ONE agrees to perform the Services set forth in this Agreement in accordance with the terms and conditions of this Agreement. Services also means the Transition Services set forth in Exhibit J. 2.18 Software Product means any computer software package listed in Exhibit H and any other computer programs and data processing systems owned or marketed by ALLIANCE-ONE or CSC and used by ALLIANCE-ONE in providing the Services under this Agreement, and includes all computer code (whether machine readable or human readable), Documentation and related materials identified by ALLIANCE-ONE as part of the package. 2.19 Standard Time and Materials Rates means the rates stated in this Agreement. 2.20 Time and Materials Basis means charges for services not included in the fees set forth in Section 4.1 of Exhibit I will be determined by the amount of ALLIANCE-ONE’s personnel time, computer time and materials used in providing the services, plus any reimbursable expenses contemplated by this Agreement. Services may be billed by the Person-hour or any other unit agreed to in writing in the Exhibits. Services will be provided on a Time and Materials Basis and billed at Standard Time and Materials Rates, unless the controlling Exhibit specifies a different arrangement. 2.21 INSURER Confidential Information means: (i) all information furnished by or on behalf of INSURER and its Affiliates or its customers to ALLIANCE-ONE hereunder concerning INSURER’s and its Affiliates’ customers, agents and consumers, (ii) Regulated and Personal Information, (iii) Contract Data, (iv) INSURER Software, (v) INSURER Content, business practices, business plans, trade secrets, (vi) Books and Records and (vii) any other information that ALLIANCE-ONE is required to safeguard and keep confidential under this Agreement. 2.22 INSURER Content means any of INSURER’s materials relating to any of INSURER’s and its Affiliates’ business, including without limitation any names, trademarks, images, photographs, illustration, data, confidential strategic business information, future marketing and business plans, other text unique to each INSURER’s business and product data. 2.23 INSURER Software means the software listed in Exhibit H and any other computer programs and data processing systems owned or licensed by INSURER and which INSURER has provided to ALLIANCE-ONE to enable it to perform its obligations under this Agreement, but excluding any ALLIANCE-ONE or CSC Software Products. 3. TERMS OF APPOINTMENT/SERVICES 3.1 Appointment. Subject to the terms and conditions set forth in this Agreement, INSURER hereby appoints ALLIANCE-ONE as its non-exclusive, non-Marketing third party administrator for the Contracts, and ALLIANCE-ONE hereby accepts such appointment. 3.2 Services. ALLIANCE-ONE agrees to perform the Services set forth in this Agreement and to do so in accordance with the terms and conditions of this Agreement. ALLIANCE-ONE shall act in good faith and shall utilize experienced and qualified personnel to provide the Services. For the avoidance of doubt, the parties agree that ALLIANCE-ONE is not responsible for providing interpretations to the insurance laws and regulations. 3.3 ALLIANCE-ONE will have no power or authority other than as specifically listed and set forth in this Agreement. 3.4 Underwriting. ALLIANCE-ONE shall not be called upon to (and shall have no responsibility to) establish any underwriting criteria or perform or conduct any services related to underwriting other than the ministerial, administrative services described in more detail in Exhibit A. ALLIANCE-ONE agrees to perform only the underwriting services that have been approved and finalized by INSURER. 3.5 Claims. ALLIANCE-ONE shall only exercise the ministerial authority to pay claims in accordance with Admin Guidelines approved and finalized by INSURER. ALLIANCE-ONE shall not be called upon to establish any claims payment procedures, or to negotiate, adjust, compromise, settle or adjudicate any claims, or negotiate with Insureds on disputed and/or contested claims, except as expressly provided in Exhibit A of this Agreement. 3.6 Reports. ALLIANCE-ONE shall provide to INSURER, at no additional cost to INSURER, the reports described in Exhibit F with the frequency described in such Exhibit. In addition, ALLIANCE-ONE shall submit to INSURER reports concerning the performance of the Services as INSURER may reasonably request from time to time. Such additionally requested reports may require programming or manual work effort to be performed at INSURER’s expense, in which case ALLIANCE-ONE shall notify INSURER of the estimated cost for such reports prior to incurring any expenses. 3.7 Communications with Insureds. To the extent required by applicable law, ALLIANCE-ONE shall, at INSURER’s request and expense, provide a written notice approved by INSURER to INSURER’s Insureds advising them of the identity of and relationship among ALLIANCE-ONE, as INSURER’s Third Party Administrator, the Insured and INSURER. If ALLIANCE-ONE collects funds from an Insured, ALLIANCE-ONE will provide the Insured with written notice of the premium charged by INSURER for such insurance coverage. Any policies, certificates, booklets, termination notices or other written communications delivered by INSURER to ALLIANCE-ONE for delivery to its Insureds shall be delivered by ALLIANCE-ONE in accordance with the Admin Guidelines established pursuant to the provisions of this Agreement or after receipt of instructions from INSURER to do so. 3.8 Error Correction. Each party shall notify the other in writing of any error or mistake in any record, report, data, information or output subject to this Agreement caused by the Facilities and Systems or the Software Products provided hereunder or caused by ALLIANCE-ONE to the extent that party becomes aware of such errors or mistakes. Such notice from INSURER to ALLIANCE-ONE shall provide details of such error or mistake necessary for ALLIANCE-ONE to identify and where appropriate, recreate such error or mistake. Upon delivery or receipt of such notice, ALLIANCE-ONE shall, at its own expense, correct such reported error or mistake as soon as reasonably practicable given the nature and complexity of the error or mistake. INSURER shall promptly advise ALLIANCE-ONE of any errors or mistakes in the data transmitted to ALLIANCE-ONE to the extent INSURER becomes aware of such errors or mistakes. In the event INSURER shall erroneously transmit data or shall transmit incorrect data, INSURER, at its own expense, shall correct such data and retransmit the same. Upon discovery of an error(s) INSURER agrees that ALLIANCE-ONE will have the obligation to correct any policies so that their status reflects performance as outlined in their policy pages. contrary, ALLIANCE-ONE will have no liability and INSURER will remain fully responsible for any erroneous payments made by ALLIANCE-ONE (a) based upon or arising from any incorrect data provided by INSURER, or (b) based upon or arising from acts or omissions of INSURER, or (c) that were approved by INSURER, unless INSURER’s approval was based on incorrect data supplied by ALLIANCE-ONE, Subject to ALLIANCE-ONE’s payment to INSURER for the amounts described above, INSURER shall cooperate, at ALLIANCE-ONE’s expense, with ALLIANCE-ONE in taking commercially reasonable steps to recover the amounts paid to such third parties, including but not limited to, instituting any legal or equitable actions. ALLIANCE-ONE shall pay INSURER all undisputed amounts within thirty (30) days after written request from INSURER. INSURER may set-off such amount in accordance with the provisions of Section 7.5 of this Agreement. This section does not prejudice INSURER’s rights and remedies under any other section of this Agreement. 3.10 Training, Supervision and Monitoring. ALLIANCE-ONE shall assign to perform Services only those personnel who, prior to being assigned to perform the Services, have been screened in accordance with CSC’s regular Human Resources hiring practices existing at the time of hire of those personnel. ALLIANCE-ONE will provide the personnel who are providing Services with adequate training on the Contracts, the Admin Guidelines, the agreed upon Performance Standards, applicable law and such other matters as may be necessary to perform ALLIANCE- ONE’s obligations under this Agreement. ALLIANCE-ONE will supervise and monitor the Services and the activities of its personnel, including subcontractors. ALLIANCE-ONE shall notify INSURER promptly if ALLIANCE-ONE discovers that it or a subcontractor has materially breached or is likely to materially breach this Agreement. With respect to a likely breach, ALLIANCE-ONE will use commercially reasonable efforts to prevent an actual breach from occurring, and INSURER will provide such assistance at the expense of ALLIANCE-ONE as ALLIANCE-ONE may reasonably request. With respect to an actual breach, ALLIANCE-ONE will proceed in accordance with Section 3.11. 3.11 Failure to Perform. In the event ALLIANCE-ONE materially breaches this Agreement (including by failure to meet a Default Performance Standard as set out in Exhibit D), ALLIANCE-ONE shall: (i) immediately notify INSURER; (ii) within two (2) business days (or, if more time is needed and ALLIANCE-ONE so notifies INSURER, as soon as is reasonably practicable) perform a root cause analysis in order to identify the cause of the breach; (iii) within two (2) business days (or, if more time is needed and ALLIANCE-ONE so notifies INSURER, as soon as is reasonably practicable) provide INSURER with a report detailing the causes of, and a plan for rapidly correcting, such breach; (iv) advise INSURER of the status of remedial efforts being undertaken with respect to such breach; (v) correct the breach as soon as practicable; and (vi) take appropriate preventive measures so that the breach and its underlying causes do not recur. This section does not prejudice INSURER’s rights and remedies under any other section of this Agreement. 3.12 Changes in Services. From time to time INSURER may request changes in the Services rendered by ALLIANCE-ONE under a mutually agreed to Exhibit(s). ALLIANCE-ONE will implement changes requested by INSURER. If necessary, ALLIANCE-ONE and INSURER will adjust the Admin Guidelines, Performance Standards, related Service Credits, any additional charges or reductions attributable to the change and estimated costs included in this Agreement. Neither ALLIANCE-ONE nor INSURER shall have any responsibility or liability for such requested changes unless and until ALLIANCE-ONE and INSURER have so agreed in writing. 3.13 Modification. Subject to Sections 15.2 and 15.3, ALLIANCE-ONE shall have the right from time to time to alter and modify its Facilities and Systems and Software Products used or employed in performing its duties and obligations hereunder at no cost to INSURER so long as such alterations and modifications do not negatively affect ALLIANCE-ONE’s compliance with the terms and conditions of this Agreement. 3.14 INTENTIONALLY LEFT BLANK. 3.15 Conformity to Laws and Regulations. From time to time, either party may present the other party with amendments to this Agreement required to maintain such party’s status as a corporation, TPA or insurer, as the case may be, to conform this Agreement to applicable laws and regulations. If INSURER determines that it is not in compliance with any rule, regulation or law relating to the Services, or if any regulatory authority having jurisdiction over INSURER or ALLIANCE-ONE notifies ALLIANCE-ONE that ALLIANCE-ONE is not in compliance with any rule, regulation or law relating to the Services, ALLIANCE-ONE shall work diligently with INSURER to achieve compliance, in accordance with its other obligations under this Agreement This section does not prejudice INSURER’s nor ALLIANCE-ONE’s rights and remedies under any other section of this Agreement. 3.16 ALLIANCE-ONE Personnel Misconduct. ALLIANCE-ONE personnel (including personnel of any subcontractors) performing Services under this Agreement shall be subject to immediate removal from INSURER’s premises, if applicable, or immediate removal from performing Services for serious misconduct in violation of INSURER’s security policies, including those policies imposed by INSURER’s landlord, which INSURER may provide to ALLIANCE-ONE from time to time in writing. 4. BOOKS AND RECORDS 4.1 Copy of Written Agreement. This Agreement shall be retained as part of the official records of ALLIANCE-ONE and INSURER for the duration of this Agreement plus seven (7) years thereafter. 4.2 Books and Records. From and after the Effective Date, ALLIANCE-ONE shall maintain complete and accurate Books and Records of all transactions by and among ALLIANCE-ONE, INSURER and its Insureds and third parties relating to all Contracts. ALLIANCE-ONE will maintain Contract Data and any other data relating thereto which ALLIANCE-ONE may generate or otherwise obtain while performing the Services or which INSURER may deliver or tender to ALLIANCE-ONE. ALLIANCE-ONE shall establish and maintain facilities and procedures for the safekeeping of Books and Records. ALLIANCE-ONE shall maintain the Books and Records at its principal administrative office, for the duration of this Agreement and seven (7) years thereafter, and in accordance with prudent standards of insurance recordkeeping and as required by applicable law. 4.3 Ownership of Books and Records. It is expressly understood and agreed that the Books and Records (excluding information confidential to ALLIANCE-ONE) shall be the sole property of INSURER and that such property shall be held by ALLIANCE-ONE, as agent, during the Term of this Agreement. All information, including Contract Data, furnished by INSURER to ALLIANCE-ONE hereunder concerning INSURER’s customers, Insureds, agents, business practices and internal affairs is confidential. ALLIANCE-ONE shall safeguard and take all reasonable precautions to prevent the use of such information for a purpose unrelated to the administration of the Contracts. ALLIANCE-ONE shall not disclose such information directly, or indirectly, to any third party except to the extent that ALLIANCE-ONE is required by law to make such disclosure or as authorized by INSURER. 4.4 Access to Books and Records. ALLIANCE-ONE will provide INSURER and any applicable federal or state insurance regulator (or other proper authority) full and free on-site access, during ordinary business hours, to review and audit the Books and Records, which shall be in a form usable by them. INSURER shall keep confidential any of ALLIANCE-ONE’s Confidential Information or trade secrets contained in the Books and Records. INSURER or its duly authorized internal or independent auditors have the right under this Agreement to perform on-site reviews and audits of the Books and Records in accordance with reasonable accounting practices and procedures.

but not limited to market conduct exams and audits performed by regulators that relate to the level of service provided by ALLIANCE-ONE, shall be considered within the scope of this Agreement, and ALLIANCE-ONE shall not be entitled to any reimbursement in connection with such exams and audits. Any request by INSURER to provide data and/or analysis not specifically requested, in writing, by an auditor or regulator is outside the scope of ALLIANCE-ONE’s Services and will be billed on a time and materials basis. 4.5 Advertising. ALLIANCE-ONE may use only such advertising pertaining to the business underwritten by INSURER as has been approved by INSURER in advance of its use. 4.6 Additional Information. INSURER shall, from time to time, provide ALLIANCE-ONE with current forms of the Contracts, prospectuses, applications and other related documents, names and states of license of all insurance and/or broker-dealer agents and representatives authorized to sell or solicit the Contracts, as may be necessary for ALLIANCE-ONE to perform the Services. 5. PAYMENTS AND COLLECTIONS 5.1 Effect of ALLIANCE-ONE’s Receipt of Payments. The payment to ALLIANCE-ONE of any premiums or charges for insurance by or on behalf of an Insured shall be deemed to have been received by INSURER, and the payment of return premiums or claims by INSURER to ALLIANCE-ONE shall not be deemed payment to the Insured or claimant until such payments are received by such Insured or claimant. 5.2 Establishment of Accounts. INSURER will establish a deposit and/or merchant account, a claims account and a general disbursement account. ALLIANCE-ONE will have the authority to designate authorized signatories on the bank accounts, including check signatories for the general disbursement and claims payment accounts; issue drafts on and make deposits in the bank accounts as appropriate in the name of INSURER; make withdrawals from the general disbursement or claims payment accounts and engage in all other transactions with respect to the bank accounts established by INSURER as may be reasonably necessary, in every instance solely to provide the Services. ALLIANCE-ONE does not have the authority to contract for services with any financial institution on behalf of INSURER with respect to the Services, except as specifically authorized and approved by INSURER. 5.3 Deposit and/or Merchant Account. INSURER will establish an account for the collection of all insurance charges and premiums collected by ALLIANCE-ONE on behalf of INSURER with respect to Insureds. ALLIANCE-ONE shall not make any withdrawals from such account. 5.4 General Disbursement Account. INSURER will establish a general disbursement account. The funds in the general disbursement account will be used for all disbursements authorized by the Admin Guidelines and required for ALLIANCE-ONE to perform the Services other than claims payments. INSURER shall fund this account as necessary to sufficiently cover all non-claim disbursements it authorizes. 5.5 Claims Payment Account. INSURER will establish a claims payment account for paying claims of Insureds. INSURER shall fund the claims account sufficient to cover all claims payments made in accordance with this Agreement and Exhibit A or as otherwise authorized by the Admin Guidelines. The funds in the claims account will not be used for any purpose other than paying claims of Insureds. 5.6 Form of Payments of Claims. All claims paid by ALLIANCE-ONE from funds collected on behalf of INSURER shall be paid only on checks or drafts of and as authorized by INSURER. 5.7 Records of Transactions. ALLIANCE-ONE shall maintain detailed records that reflect all transactions performed pursuant to this Agreement, including with respect to premiums, agent’s commissions, administrator’s fees, contributions received and deposited and claims and authorized expenses paid. The detailed preparation, journalizing and posting of such records shall be made in accordance with the terms and conditions of this Agreement, and, if applicable, in accordance with ERISA, and to enable INSURER to complete the National Association of Insurance Commissioners’ quarterly and annual financial statements and any other regulatory filings. 5.8 Records of Receipts. ALLIANCE-ONE shall maintain a cash receipts register of all premiums or contributions received. The minimum detail required in the register shall be: date received and deposited, the mode of payment, the policy number, name of group policyholder and names of certificate-holders and individual premium amounts and agent. 5.9 Records of Disbursements. The description of a disbursement shall be in sufficient detail to identify the source document substantiating the purpose of the disbursement and shall include all of the following: (i) the check number; (ii) the date of disbursement; (iii) the person to whom the disbursement was made; (iv) the amount disbursed; and (v) the ledger account number. If the amount disbursed does not agree with the amount billed or authorized, ALLIANCE-ONE shall prepare a written record as to the application for the disbursement. If the disbursement is for the earned administrative fee or commission, the disbursement shall be supported by evidential matter. The evidential matters must be referenced in the journal entry so that it may be traced for verification. 5.10 Monthly Accounting. ALLIANCE-ONE shall provide data to INSURER detailing all financial transactions, including bank account activity, under this Agreement on a monthly basis. ALLIANCE-ONE will periodically render an accounting to INSURER detailing all transactions performed by ALLIANCE-ONE pertaining to the Services. ALLIANCE-ONE shall prepare and maintain monthly financial institution account reconciliations if such service is requested by INSURER. 5.11 Currency. All transactions will be paid and reported in U.S. dollars. ALLIANCE-ONE is under no obligation to accept premium payments, fees and charges in any currency other than U.S. dollars. 6. TERM AND TERMINATION 6.1 Term. Subject to termination as hereinafter provided, this Agreement shall remain in force and effect as set forth in Exhibit I to this Agreement. 6.2 Termination by Mutual Consent. This Agreement may be terminated or amended by mutual agreement of the parties in writing at any time. 6.3 Termination for Cause.

(A) ALLIANCE-ONE may terminate: (i) This Agreement as to an INSURER for any material breach by INSURER of its obligation to pay undisputed amounts due under the Agreement, if the breach is not cured forty-five (45) calendar days after INSURER’s receipt of written notice from ALLIANCE-ONE, and ALLIANCE-ONE delivers a second written notice informing INSURER of the failure to cure and the breach remains uncured ten (10) business days after receipt of such second notice; and (ii) This Agreement as to an INSURER, upon giving thirty (30) days’ prior written notice to INSURER for any material breach by INSURER or an Affiliate of the INSURER that is not a participating insurance company of their respective obligations to treat as confidential and safeguard all ALLIANCE-ONE Confidential Information pursuant to Section 12 of this Agreement; provided, however, in the event ALLIANCE-ONE becomes aware of such breach, ALLIANCE-ONE will notify INSURER and set forth what actions INSURER must follow to correct the breach. Provided INSURER pursues such actions diligently and in good faith, ALLIANCE-ONE may not terminate this Agreement. INSURER acknowledges and agrees that INSURER shall still remain liable to ALLIANCE-ONE for any and all losses and damages that may result from INSURER’s breach of its obligations set forth in this Section. (B) INSURERS collectively may terminate, or an INSURER may terminate as to its respective business: (i) This Agreement upon giving thirty (30) days’ prior written notice to ALLIANCE-ONE for any material breach by ALLIANCE-ONE of a representation, warranty or obligation under this Agreement, if the breach is not cured during such period; (ii) This Agreement, immediately upon giving written notice to ALLIANCE-ONE if a petition in bankruptcy or any other case or proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, dissolution or winding up is filed, commenced or instituted against ALLIANCE-ONE and remains undismissed for a period of thirty (30) days; (iii) This Agreement immediately upon giving written notice to ALLIANCE-ONE, if ALLIANCE-ONE materially breaches its obligations under Section 11.5 (Force Majeure) of this Agreement; (iv) This Agreement immediately upon giving written notice to ALLIANCE-ONE, if ALLIANCE-ONE materially breaches its obligations under Sections 12 or 13; (v) All or any portion of this Agreement affecting certain Contracts immediately upon giving written notice to ALLIANCE-ONE if any governmental agency having jurisdiction over INSURER requires that INSURER cease having the affected Contracts administered under this Agreement, in which case INSURER will provide ALLIANCE-ONE a copy of such order and the effective date of the termination.

(vi) This Agreement immediately upon giving written notice to ALLIANCE-ONE if ALLIANCE-ONE reaches or exceeds the Limitation of Liability cap set forth in Section 11.1 (A) below. (vii) Notwithstanding anything to the contrary herein, only an INSURER may terminate as to its respective business under this Agreement immediately upon giving written notice to ALLIANCE-ONE, if ALLIANCE-ONE fails to meet the Default Performance Standards as set forth in this Agreement applicable to its Contracts. 6.4 Termination for Convenience. Any termination for convenience provisions will be set forth in the Exhibit(s) annexed to this Agreement on a case by case basis. 6.5 6.6 Services after Expiration, 6.7 Assistance after Termination Services, if

(A) ALLIANCE-ONE may terminate: (i) This Agreement as to an INSURER for any material breach by INSURER of its obligation to pay undisputed amounts due under the Agreement, if the breach is not cured forty-five (45) calendar days after INSURER’s receipt of written notice from ALLIANCE-ONE, and ALLIANCE-ONE delivers a second written notice informing INSURER of the failure to cure and the breach remains uncured ten (10) business days after receipt of such second notice; and (ii) This Agreement as to an INSURER, upon giving thirty (30) days’ prior written notice to INSURER for any material breach by INSURER or an Affiliate of the INSURER that is not a participating insurance company of their respective obligations to treat as confidential and safeguard all ALLIANCE-ONE Confidential Information pursuant to Section 12 of this Agreement; provided, however, in the event ALLIANCE-ONE becomes aware of such breach, ALLIANCE-ONE will notify INSURER and set forth what actions INSURER must follow to correct the breach. Provided INSURER pursues such actions diligently and in good faith, ALLIANCE-ONE may not terminate this Agreement. INSURER acknowledges and agrees that INSURER shall still remain liable to ALLIANCE-ONE for any and all losses and damages that may result from INSURER’s breach of its obligations set forth in this Section. (B) INSURERS collectively may terminate, or an INSURER may terminate as to its respective business: (i) This Agreement upon giving thirty (30) days’ prior written notice to ALLIANCE-ONE for any material breach by ALLIANCE-ONE of a representation, warranty or obligation under this Agreement, if the breach is not cured during such period; (ii) This Agreement, immediately upon giving written notice to ALLIANCE-ONE if a petition in bankruptcy or any other case or proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, dissolution or winding up is filed, commenced or instituted against ALLIANCE-ONE and remains undismissed for a period of thirty (30) days; (iii) This Agreement immediately upon giving written notice to ALLIANCE-ONE, if ALLIANCE-ONE materially breaches its obligations under Section 11.5 (Force Majeure) of this Agreement; (iv) This Agreement immediately upon giving written notice to ALLIANCE-ONE, if ALLIANCE-ONE materially breaches its obligations under Sections 12 or 13; (v) All or any portion of this Agreement affecting certain Contracts immediately upon giving written notice to ALLIANCE-ONE if any governmental agency having jurisdiction over INSURER requires that INSURER cease having the affected Contracts administered under this Agreement, in which case INSURER will provide ALLIANCE-ONE a copy of such order and the effective date of the termination.

6.8 License to ALLIANCE-ONE Software Product, If INSURERS terminate an Exhibit that governs insurance business processing services or this Agreement pursuant to Section 6.3(B): 6.8.1 6.8.2 The terms of such license shall be substantially similar to those terms and conditions applicable to ALLIANCE-ONE’s then used license agreements which ALLIANCE-ONE makes generally available, except: 6.8.2.1 6.8.2.2 INSURER may elect to extend the license to the Software Products for a longer period and enter into ALLIANCE-ONE’s standard maintenance and support program for the Software Product by paying ALLIANCE-ONE’s then prevailing license fees and maintenance and support fees. 6.8.3 The scope of the license granted to use the Software Products shall be limited to processing INSURER’s Contracts, but shall not include the right to use the Software Products in an administrative services bureau business. INSURER shall be responsible for paying any (i) transfer charges, (ii) data center environment costs, (ii) machine acquisition fees and (iv) third party software license charges and the like that may be required to execute the Software Products. ALLIANCE-ONE agrees to identify such third party software and to exercise commercially reasonable assistance to INSURER to

7. FEES AND EXPENSES 7.1 Fees. During the Term of this Agreement, INSURER shall pay to ALLIANCE-ONE upon receipt of ALLIANCE-ONE’s statement the fees and charges in the amounts as set out in this Agreement. ALLIANCE-ONE shall not receive commissions, fees, or charges contingent upon savings obtained in the adjustment, settlement and payment of losses covered by INSURER’s obligations. ALLIANCE-ONE shall not receive from INSURER or any covered individual or beneficiary under a plan any compensation or other payments except as expressly set forth in this Agreement. 7.2 .2 Reimbursable Expenses. In addition to all other specified fees and charges herein, INSURER will reimburse ALLIANCE-ONE only for those items identified in Exhibit C as Reimbursable Expenses. If, due to a change in circumstances, any discrete additional charges arise, such charges must be approved in advance by INSURER, otherwise ALLIANCE-ONE will not be entitled to reimbursement. 7.3 INTENTIONALLY LEFT BLANK 7.4 Payment Terms. ALLIANCE-ONE will invoice INSURER (unless directed otherwise by INSURER) monthly for all fees and charges incurred by INSURER under this Agreement, and payment will be due from INSURER within thirty (30) days of the receipt of the invoice.’ All amounts due and payable under this Agreement will accrue interest beginning thirty (30) days after the payment is due at a rate equal to the thirty (30) day LIBOR, or the highest rate permitted by applicable law if that is less. However, the charging of interest is not a consent to late payment. INSURER will reimburse ALLIANCE-ONE for any costs or attorney’s fees reasonably incurred by ALLIANCE-ONE to collect overdue amounts. Neither the failure of ALLIANCE-ONE to deliver an invoice for charges incurred hereunder nor any error in the amount billed by ALLIANCE-ONE for such charges shall constitute a waiver by ALLIANCE- ONE of INSURER’s obligations to pay such charges. The parties shall pay the undisputed portion of all amounts due and payable under this Agreement when due 7.5 Set-c Written explanation of .

7. FEES AND EXPENSES 7.1 Fees. During the Term of this Agreement, INSURER shall pay to ALLIANCE-ONE upon receipt of ALLIANCE-ONE’s statement the fees and charges in the amounts as set out in this Agreement. ALLIANCE-ONE shall not receive commissions, fees, or charges contingent upon savings obtained in the adjustment, settlement and payment of losses covered by INSURER’s obligations. ALLIANCE-ONE shall not receive from INSURER or any covered individual or beneficiary under a plan any compensation or other payments except as expressly set forth in this Agreement. 72. Reimbursable Expenses. In addition to all other specified fees and charges herein, INSURER will reimburse ALLIANCE-ONE only for those items identified in Exhibit C as Reimbursable Expenses. If, due to a change in circumstances, any discrete additional charges arise, such charges must be approved in advance by INSURER, otherwise ALLIANCE-ONE will not be entitled to reimbursement. 7.3 INTENTIONALLY LEFT BLANK 7.4 Payment Terms. ALLIANCE-ONE will invoice INSURER (unless directed otherwise by INSURER) monthly for all fees and charges incurred by INSURER under this Agreement, and payment will be due from INSURER within thirty (30) days of the receipt of the invoice. All amounts due and payable under this Agreement will accrue interest beginning thirty (30) days after the payment is due at a rate equal to the thirty (30) day LIBOR, or the highest rate permitted by applicable law if that is less. However, the charging of interest is not a consent to late payment. INSURER will reimburse ALLIANCE-ONE for any costs or attorney’s fees reasonably incurred by ALLIANCE-ONE to collect overdue amounts. Neither the failure of ALLIANCE-ONE to deliver an invoice for charges incurred hereunder nor any error in the amount billed by ALLIANCE-ONE for such charges shall constitute a waiver by ALLIANCE-ONE of INSURER’s obligations to pay such charges. The parties shall pay the undisputed portion of all amounts due and payable under this Agreement when due. 7.5 Set-written explanation of

7.6 Taxes. Except for property taxes and income taxes levied on ALLIANCE-ONE’s net income, INSURER shall pay or reimburse ALLIANCE-ONE for all national, federal, provincial, state, local or other taxes and assessments of any jurisdiction, including sales or use taxes, data processing taxes, royalty taxes, international withholding taxes (including those in lieu of income taxes), customs or other import or export taxes, value added taxes and amounts levied in lieu thereof based on charges set, services performed or to be performed, or payments made or to be made hereunder. INSURER shall not be entitled to deduct the amount of any such taxes, duties or assessments from payments made to ALLIANCE-ONE under this Agreement. All taxes payable by INSURER hereunder shall become due when billed by ALLIANCE-ONE to INSURER, or when assessed, levied or billed by the appropriate taxing authority, even though such billing shall occur subsequent to expiration or termination of this Agreement. 7.7 CPI. 8. REPRESENTATIONS AND WARRANTIES OF ALLIANCE-ONE 8.l Corporate Existence. ALLIANCE-ONE represents and warrants to INSURER that ALLIANCE- ONE is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. 8- .2 Corporate Capacity. ALLIANCE-ONE represents and warrants to INSURER that ALLIANCE- ONE is empowered under applicable laws and by its charter and bylaws to enter into and perform the Services contemplated in this Agreement. 8.3 Corporate Authority. ALLIANCE-ONE represents and warrants to INSURER that all requisite corporate proceedings have been taken to authorize ALLIANCE-ONE to enter into and perform the Services contemplated in this Agreement. 8.4 Facilities. ALLIANCE-ONE represents and warrants to INSURER that ALLIANCE-ONE has and will continue to have and maintain the necessary Facilities and Systems and Software Products to perform its duties and obligations as set forth under this Agreement. 8.5 Legal Compliance. ALLIANCE-ONE represents and warrants to INSURER that ALLIANCE- ONE has and will continue to comply in all material respects with all laws and regulations (including third party administration licensing and registration requirements) with respect to the operation of its third party administration business and that are required to enable ALLIANCE- ONE to lawfully provide the Services.

8.6 Disclaimer. THESE WARRANTIES STATED IN THIS SECTION 8 ARE IN LIEU OF ALL OTHER WARRANTIES AND ALLIANCE-ONE DISCLAIMS ANY OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS AND FITNESS FOR A PARTICULAR PURPOSE. ’ 8.7 Disclaimer of Responsibility. ALLIANCE-ONE shall have no responsibility or liability and INSURER shall continue to be at all times solely responsible for any of the following: 8.7.1 Determining all coverage benefits, premium rates, underwriting criteria, interpretation of applicable insurance laws and regulations, adjudication of claims and claims payment procedures applicable to the Contracts, and for securing reinsurance, if any. INSURER and ALLIANCE-ONE have not and will not in the future subcontract or delegate the substance of such matters to ALLIANCE-ONE. 8.7.2 Non-compliance with the Performance Levels in Exhibit D due to a decision by INSURER communicated in writing by INSURER’s Project Manager identified on Exhibit B. 8.7.3 INSURER’s underwriting decisions, claims decisions, claim payment decisions, or claim recovery decisions, including actions taken by ALLIANCE-ONE in keeping with the terms of the Admin Guidelines. 8.7.4 Insurance risk or liability relating to any of the Contracts or their respective Insureds. 8.7.5 Failure of INSURER to fulfill all lawful obligations with respect to Contracts affected by this Agreement (other than those obligations for which ALLIANCE-ONE is responsible), regardless of any dispute between INSURER and ALLIANCE-ONE. 8.7.6 Any prospectuses, advertisements and other solicitation materials, training programs and materials, Contracts, amendments, endorsements and other forms provided by, used by or required by INSURER. 8.7.7 (i) The accuracy and completeness of INSURER Content, Contract Data and all other data and information provided by INSURER and (ii) any errors in and with respect to data obtained from ALLIANCE-ONE caused by inaccurate or incomplete INSURER Content, Contract Data or data provided by INSURER. 9. REPRESENTATIONS AND WARRANTIES OF INSURER 9.1 Corporate Existence. INSURER represents and warrants to ALLIANCE-ONE that INSURER is a corporation duly organized and existing and in good standing under the laws of its state of domicile. 9.2 Corporate Capacity. INSURER represents and warrants to ALLIANCE-ONE that INSURER is empowered under applicable laws and regulations and by its charter and bylaws to enter into and perform this Agreement. 9.3 Corporate Authority. INSURER represents and warrants to ALLIANCE-ONE that all requisite corporate proceedings have been taken to authorize INSURER to enter into and perform this Agreement.

9.4 Legal Compliance. INSURER represents and warrants to ALLIANCE-ONE that INSURER has and will continue to comply in all material respects with all laws and regulations with respect to the operation of its business and in the solicitation and sale of the Contracts, and it has and will continue to make all required filings with regulatory agencies in connection with the offer, sale or administration of the Contracts. 9.5 Disclaimer. THESE WARRANTIES STATED IN THIS SECTION 9 ARE IN LIEU OF ALL OTHER WARRANTIES, AND INSURER DISCLAIMS ANY OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY FITNESS, AND FITNESS FOR A PARTICULAR PURPOSE. 10. INDEMNIFICATION 10.1 ALLIANCE-ONE’s Indemnification of INSURER. Except as otherwise expressly provided in this Agreement, ALLIANCE-ONE shall indemnify, defend and hold INSURER harmless from and against any and all Indemnified Damages which arise out of or relate to a claim brought or sanction sought by an un-affiliated third party against INSURER based on: (A) damages or sanctions sought by a third party primarily based on allegations which, if true, would be a breach of ALLIANCE-ONE’s representations or warranties in this Agreement; (B) ALLIANCE-ONE’s: (i) failure of its duties to safeguard the codes and/or passwords, if any, provided to INSURER for INSURER to access the Software Products; (ii) failure to safeguard INSURER Confidential Information and trade secrets obtained under this Agreement; or (iii) wrongful use of INSURER Confidential Information or trade secrets obtained under this Agreement; (C) (D) ALLIANCE-ONE’s failure to meet its obligations to its employees; (E) such third party’s allegations which, if true, would be a breach of ALLIANCE-ONE’s contractual obligations to such third party; (F) ALLIANCE-ONE’s actions outside the scope of its actual and express authority granted by INSURER as set forth in this Agreement; or (G) such third party’s allegations which, if true, would be a breach of ALLIANCE-ONE’s obligations to protect such third party’s rights in accordance with applicable consumer privacy laws. 10.2 INSURER’s Indemnification of ALLIANCE-ONE. Except as otherwise expressly provided in this Agreement, INSURER (on its own behalf and not on behalf of any other Insurer) shall indemnify, defend and hold ALLIANCE-ONE and its Affiliates harmless from and against any and all Indemnified Damages which arise out of or relate to a claim brought or sanctions sought by an un-affiliated third party against ALLIANCE-ONE or its Affiliates based on:

(A) damages or sanctions sought by a third party primarily based on allegations which, if true, would be a breach of INSURER’s representations or warranties in this Agreement; (B) INSURER’s: (i) failure of its duties to safeguard the codes and/or passwords, if any, , provided by ALLIANCE-ONE to access the Software Products; (ii) failure to safeguard ALLIANCE-ONE’s Confidential Information and trade secrets obtained under this Agreement; or (iii) wrongful use of ALLIANCE-ONE’s Confidential Information or trade secrets obtained under this Agreement; (C) ALLIANCE-ONE’s reasonable reliance on or use while providing Services of information, rate books, cash value and reserve factors, data, records, documents or other information or materials received by ALLIANCE-ONE from INSURER, including, without limitation, policy-specific actuarial and legal advice, where ALLIANCE-ONE did not contribute to such information being inaccurate, incomplete or misleading; (D) ALLIANCE-ONE’s reasonable reliance on or implementation while providing Services of any written instructions provided by INSURER; (E) (F) Services provided by ALLIANCE-ONE under this Agreement relating to a third party, but not if ALLIANCE-ONE failed to perform such Services in accordance with this Agreement. 10.3 Special Indemnification Relating to Proprietary Information. (A) Subject to INSURER complying with this Agreement and the terms and conditions applicable to third party software which ALLIANCE-ONE may provide to INSURER in writing from time to time, ALLIANCE-ONE agrees to defend, hold harmless and indemnify INSURER from all liabilities incurred by INSURER arising from the actual or alleged infringement by the Software Products of the rights of third parties. (B) Subject to ALLIANCE-ONE complying with this Agreement and the terms and conditions applicable to third party software which INSURER may provide to ALLIANCE-ONE in writing from time to time, INSURER agrees to defend, hold harmless and indemnify ALLIANCE-ONE from all liabilities incurred by ALLIANCE- ONE arising from the actual or alleged infringement by INSURER Software of the rights of third parties. 10.4 Acts of Employees and Subcontractors. Each party shall indemnify, defend and hold harmless, the other party and its employees from any and all liabilities by reason of; (A) personal injury, death or tangible property damage of whatsoever nature or kind arising, in whole or in part, out of, as a result of, or in connection with, the negligent acts or omissions of a party’s employees or its subcontractors; and (B) such party’s personnel at the other party’s location who materially breach that other party’s security policies, which would have been the basis for immediate removal from that other party’s premises had one of that other party’s employees committed such breach, provided, that that other party shall have taken all reasonable steps to remove such visiting personnel from the premises. 10.5 Conduct of Indemnification Claims. As promptly as practicable, but within five (5) business days, after a party seeking to be indemnified relating to or under this Agreement (the “Indemnified Party”) becomes aware of circumstances which may lead to seeking indemnification under this Agreement, the Indemnified Party shall provide the other party (the “Indemnifying Party”) with written notice of the matter in reasonable detail. (A) If such notice is not provided within the time stated above, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party, except to the extent that Indemnifying Party is actually prejudiced by the late receipt of such notice. (B) The Indemnifying Party’s indemnification obligation above is conditioned on the Indemnified Party’s permitting the Indemnifying Party upon request, and at the Indemnifying Party’s cost and expense, to assume and control the defense or settlement thereof. Notwithstanding the foregoing, the Indemnified Party shall at all times have the right to participate in the defense of the claim through its own counsel at its own expense. (C) To assume the defense of such claim, the Indemnifying Party shall first have acknowledged in writing to the Indemnified Party the Indemnifying Party’s obligation to indemnify the Indemnified Party for the matter as well as provided reasonable proof of the Indemnifying Party’s ability to defend and pay the defense costs and claim amount. In the absence of such assurance in writing, the Indemnified Party shall retain the right, but not the duty, to control the defense of such claim, without prejudicing in any way its right to recover all Indemnified Damages and Claims under this Section. (D) The Indemnified Party agrees to cooperate, at the Indemnifying Party’s expense, with Indemnifying Party in every reasonable manner in the defense of such claim (E) The Indemnifying Party shall not (i) make any statement, enter any plea and/or defense that might imply or give rise to any fault or liability of the Indemnified Party or tarnish the reputation of the Indemnified Party; and (ii) effect a settlement of any such claim, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. It shall not be considered unreasonable to withhold consent if the settlement (x) contains any admission on the part of the Indemnified Party of wrongdoing, (y) implies or gives rise to any fault or liability of the Indemnified Party, or (z) contains any sanctions other than the payment of money that the Indemnifying Party agrees to and is able to pay. Without in any way limiting the foregoing, it shall be unreasonable to withhold consent if such settlement consists solely of the Indemnifying Party agreeing and having the ability to pay money. 10.6 If ALLIANCE-ONE is the Indemnifying Party pursuant to Section 10.3(A): (A) In defending or settling any such claim ALLIANCE-ONE may elect to: (i) obtain the right of continued use of such Software Products and ALLIANCE-ONE materials or part thereof, which is alleged to be infringing, or (ii) replace or modify such Software Products and ALLIANCE-ONE materials, or part thereof, so as to avoid such claim of infringement, so long as any such replacement or modification does not materially change or diminish the performance levels of the Services or affect the operations and procedures of INSURER, and INSURER will cease use of the Software Products and

ALLIANCE-ONE materials, or part thereof, which was replaced or modified. (B) ALLIANCE-ONE will not be obligated to defend or settle any claim of infringement: (i) asserted by an Affiliate of INSURER, (ii) caused by INSURER’s additions to, changes in, or modification of the Software Products and ALLIANCE-ONE materials, or (iii) caused by INSURER’s use of the Software Products and ALLIANCE-ONE materials in combination with non-ALLIANCE-ONE systems. 11. LIABILITY AND LIMITATION OF LIABILITY 11.1 (A) Limitation of Damages. EACH PARTY’S (AND THEIR RESPECTIVE AFFILIATES ’) AGGREGATE LIABILITY FOR DAMAGES UNDER AND RELATED TO THIS AGREEMENT AND ITS SUBJECT MATTER FOR ALL EVENTS, ACTS, OR OMISSIONS OCCURRING DURING THE TERM OF THIS AGREEMENT SHALL BE LIMITED IN THE GREATER OF 11.1 (B) 11.2 Exceptions to the Limitation of Damages. The limitation set forth in Section 11.1(A) shall not apply to: 11.2.1 6.6 of

11.2.5 11.3 Exclusion of Consequential Damages. EVEN IF THE REMEDIES PROVIDED HEREUNDER FAIL OF THEIR ESSENTIAL PURPOSE, NONE OF THE PARTIES SHALL BE LIABLE FOR, NOR WILL THE MEASURE OF DAMAGES SET FORTH IN SECTION 11.1 INCLUDE, ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES SUFFERED BY INSURER OR ALLIANCE-ONE OR AMOUNTS FOR LOSS OF INCOME, PROFITS OR SAVINGS SUFFERED BY INSURER OR ALLIANCE-ONE. 11.4 Exceptions to the Exclusion of Consequential Damages 11.4.4

11.4.5 11.5 Force Majeure. Neither party shall be liable or deemed to be in default in the event it is unable to perform its obligations under the terms of this Agreement because of natural disaster, strikes, equipment or transmission failure or damage, or other causes beyond its control, but only if the party that is unable to perform gives to the other party prompt notice of such inability. ALLIANCE-ONE will use its best efforts to circumvent the cause of ALLIANCE-ONE’S inability to perform its obligations, minimize the extent of the delay, and, if requested, assist INSURER in obtaining alternate sources of service and mitigate any disruption in the Services. ALLIANCE-ONE will not be liable for any damages resulting from such causes, as long as it follows its Disaster Recovery and Business Continuity Plans in accordance with Sections 13.1 and 13.2 of this Agreement. 12. CONFIDENTIALITY 12.1 ALLIANCE-ONE Confidential Information. INSURER understands that the Software Products (including the program code, documentation, specifications, logic, and design of the Software Products) and internal third party administration methodologies are confidential trade secrets of ALLIANCE-ONE or CSC, developed at great expense. INSURER agrees to treat as confidential and safeguard the ALLIANCE-ONE Confidential Information. ALLIANCE-ONE shall identify all ALLIANCE-ONE Confidential Information with the marking “Alliance-One Confidential Information” as appropriate given the medium or nature of such ALLIANCE-ONE Confidential Information. INSURER shall take precautions not less than those employed to protect INSURER’s own proprietary information to maintain the confidentiality of the ALLIANCE-ONE Confidential Information and in particular INSURER agrees to ensure that its Affiliates comply with the obligations of this Section 12 and that it: 12.1.1 will disclose the ALLIANCE-ONE Confidential Information only as follows: 12.1.1.1 to employees of INSURER and its Affiliates who have a legitimate need to know, who have been instructed to keep the ALLIANCE-ONE Confidential Information confidential, and who have agreed to do so; 12.1.1.2 to INSURER’s auditors responsible for examining INSURER’s affairs who have agreed in writing to keep the ALLIANCE-ONE Confidential Information confidential and governmental authorities as necessary; and 12.1.1.3 to third parties providing products or services to INSURER, but only after INSURER notifies ALLIANCE-ONE of the name and address of such third party, and INSURER and the third party have signed a non-disclosure agreement (“NDA”) in a form containing confidentiality and ownership provisions substantially similar as the same are set forth in this Agreement and appoints ALLIANCE-ONE as a third party beneficiary under such NDA; provided, however, INSURER shall not disclose the Software Products to a third party that provides or services computer software competitive to the same; 12.1.2 shall safeguard any and all copies of the ALLIANCE-ONE Confidential Information against any unauthorized disclosure; 12.1.3 will not allow any copies of the ALLIANCE-ONE Confidential Information to leave its possession and control and will supervise all access to the ALLIANCE-ONE Confidential Information; 12.1.4 shall not disassemble the Software Products nor tamper with, bypass or alter its security features; and 12.1.5 shall take all necessary steps to ensure that the provisions of this Agreement are not violated by any person under its control or in its service. 12.2 INSURER Confidential Information. ALLIANCE-ONE shall take all precautions, including without limitation as contemplated by the Gramm-Leach-Bliley Act of 1999 and any federal or state rules promulgated thereunder (including but not limited to Regulation S-P of the Securities and Exchange Commission) and the Privacy Laws, to prevent the unauthorized release of INSURER Confidential Information to any third party and to prevent the use of such INSURER Confidential Information for a purpose unrelated to administration of the Contracts. ALLIANCE- ONE shall take precautions not less than those employed to protect ALLIANCE-ONE’s own proprietary information, which such precautions shall in no event be less than reasonable care, to safeguard and maintain the confidentiality of INSURER Confidential Information. ALLIANCE- ONE shall not disclose such INSURER Confidential Information, directly or indirectly, to any third party except to the extent that it is (a) required by law to make such disclosure and at all times in accordance with the procedures described below, or (b) expressly authorized by INSURER in writing prior to making such disclosure in each instance. If ALLIANCE-ONE is required by a court or other body of competent authority and jurisdiction, or otherwise receives any requests compelling it to disclose INSURER Confidential Information, ALLIANCE-ONE may disclose only so much of INSURER Confidential Information as is legally required, provided that ALLIANCE-ONE has given notice of such compelled disclosure to INSURER and has given INSURER a reasonable opportunity to object to such disclosure and has provided reasonable assistance, at INSURER’s cost, in obtaining and enforcing a protective order filing under seal and/or other appropriate means of safeguarding the confidentiality any INSURER Confidential Information so required to be disclosed. 12.3 INSURER Content. INSURER acknowledge certain information, including, without limitation, the following information, will be requested by ALLIANCE-ONE as part of the Services:

INSURER Content; policy forms; lists of all agents and representatives; rate books; cash value and reserve factors; data records; mortality rates; and Contract Data or facsimiles thereof, such as microfilm or microfiche. 12.4 INSURER Software. INSURER agrees to provide ALLIANCE-ONE with any licensable rights held by INSURER to use INSURER Software required for ALLIANCE-ONE to provide the Services described in this Agreement. INSURER agrees that if such INSURER Software is the property of a third party, ALLIANCE-ONE and INSURER shall mutually determine if a third- party’s authorization is required for ALLIANCE-ONE’s use of such INSURER Software and thereafter it is INSURER’s responsibility to obtain such third party’s authorization for ALLIANCE-ONE’s use of such INSURER Software for purposes of providing Services to INSURER. At INSURER’s expense, ALLIANCE-ONE shall cooperate with INSURER to obtain the consents of the licensor of such INSURER Software, including, without limitation, entering reasonable confidentiality agreements as may be required by such licensors. Except as may be agreed in writing, ALLIANCE-ONE shall not be responsible for INSURER Software’s performance and general application functions. 12.5 Exceptions. The confidentiality obligations herein shall not include INSURER Confidential Information and ALLIANCE-ONE Confidential Information, as applicable, which the receiving party can demonstrate by reasonable written evidence contemporaneous with the event of the exclusion sought to be used hereunder: (A) is or becomes publicly available through no act or omission of the receiving party; (B) was in the receiving party’s lawful possession prior to the disclosure and had not been obtained by such party either directly or indirectly from the disclosing party; (C) is lawfully disclosed to the receiving party by a third party without restriction on disclosure; (D) is furnished by the disclosing party to a third party in the insurance and data processing industry without restrictions on disclosure; (E) is independently developed by the receiving party without use of, reference to or reliance on any INSURER Confidential Information or ALLIANCE-ONE Confidential Information, as applicable. The existence of a copyright notice will not cause, or be construed as causing, any part of the Software Products to be a published copyrighted work or to be in the public domain. 12.6 ALLIANCE-ONE and INSURER acknowledge that the above exceptions shall not apply to Regulated and Personal Information or information otherwise governed by the Privacy Laws. 12.7 Confidentiality of Terms. The parties promise not to disclose the price and payment terms and conditions of this Agreement to any third party, except: (a) to a party’s auditors, accountants, tax advisors, attorneys, and insurance advisors, to the extent necessary when required in the normal conduct of such party’s business and provided such professionals are obligated not to otherwise use or disclose this Agreement; (b) for governmental reporting and auditing requirements; (c) as required by applicable law; or (d) as agreed to in writing by the other party. Notwithstanding the preceding sentence, with respect to the exceptions in subsections (b) and (c) above, the disclosing party must give the other party prior written notice immediately after it becomes aware of such required disclosure and assist the other party in seeking a protective order. ALLIANCE-ONE may use only such advertising pertaining to this Agreement as is approved by INSURER in advance of its use. INSURER may disclose this Agreement to its Affiliates. 12.8 Security—Procedures. Without limiting ALLIANCE-ONE’s other obligations under this Agreement, ALLIANCE-ONE shall, and shall contractually require and cause its contractors and agents to. (i) implement, maintain and enforce reasonable security procedures and practices appropriate to the nature of the Regulated and Personal Information for each of the facilities used by ALLIANCE-ONE (and for each approved subcontractor) and for all Software Products in performing the Services, and take such other actions as are necessary to maintain conformance with industry standards and security regulations (including but not limited to all of ALLIANCE- ONE’s applicable requirements under the Sarbanes-Oxley Act of 2002), protect against any reasonably anticipated or actual threats or hazards to the security or integrity of the Regulated and Personal Information and prevent unauthorized access to or destruction, use, modification and disclosure of Regulated and Personal Information and (ii) otherwise keep the Regulated and Personal Information confidential in accordance with the terms of this Article and any Privacy Laws. Upon written request by INSURER, ALLIANCE-ONE will make its security procedures available for INSURER’s inspection. ALLIANCE-ONE will immediately notify INSURER of any actual or suspected breach of such procedures related to the Services in accordance with Section 12.9 below 12.9 Notification of Security Breach and Incident Response. Without limitation of the foregoing, ALLIANCE-ONE shall advise INSURER immediately in the event that it learns or has reason to believe that there has been unauthorized access to or use of, or any security breach relating to or affecting, Regulated and Personal Information, or that any person who has had access to Regulated and Personal Information has violated or intends to violate the terms of this Agreement, and ALLIANCE-ONE shall, at its own expense, cooperate with INSURER in investigating and responding to the foregoing, notifying INSURER’s customers or other affected individuals as required by law, and seeking injunctive or other equitable relief against any such person or persons who have violated or attempted to violate the security of Regulated and Personal Information. The content, timing and other details of such notice shall be subject to INSURER’s approval. ALLIANCE-ONE shall be responsible for reimbursing INSURER for the reasonable costs of such notifications and fielding feedback and questions from those notified. The remedies set forth herein shall be in addition to any other remedies available to INSURER at law or in equity, including but not limited to ALLIANCE-ONE’s indemnification obligations set forth in the Agreement. 12.10 Residuals. The term Residuals” means general skills, know-how, expertise and generalized ideas and concepts which are in non-tangible form and which are not protected under the Uniform Trade Secrets Act (as adopted under applicable law) or its common law corollaries and/or that are not eligible to receive protection under the copyright, patent or other intellectual property laws of the United States, which may be retained as mental impressions by employees who have had access to the Confidential Information. Either party shall be free to use, without subsequent reference to or use of the confidential information or proprietary materials of the other party, the Residuals for any purpose and, neither party shall have any obligation to limit or restrict the assignment of any such employee or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party’s copyrights or patents, nor be deemed authorization to disclose: (a) the source of the residual information; (b) any financial, statistical, personal or other private business related information; or (c) materials merely by having a person commit such item to memory to intentionally create a residual to avoid the confidentiality obligations otherwise contained in this Agreement. 13. DISASTER RECOVERY & BUSINESS CONTINUITY PLANS 13 .1 ALLIANCE-ONE Disaster Recovery Plan. ALLIANCE-ONE represents to INSURER that it has and shall maintain during the Term of this Agreement a disaster recovery plan covering the Facilities and Systems and Software Products that will enable ALLIANCE-ONE to provide the Services: (i) in accordance with the obligations in this Agreement, but not necessarily at the timeliness standards each and every Performance Standard set forth in Exhibit D within from the first occurrence of a disaster; and (ii) in accordance with the obligations in this Agreement including at or above the Performance Standards levels set forth in Exhibit D withi    |days from the first occurrence of such disaster. 13.2 ALLIANCE-ONE Business Continuity Plan. ALLIANCE-ONE represents to INSURER that it has and shall maintain during the Term of this Agreement a business continuity plan that will enable ALLIANCE-ONE to provide the Services if its Facilities and Systems or Software Products become unusable: (i) in accordance with the obligations in this Agreement, but not necessarily at the timelines standards of each and every Performance Standard set forth in Exhibit D, withi    s from the first occurrence of a disaster; and (ii) in accordance with the obligations in this Agreement including at or above the Performance Standards levels set forth in Exhibit D within a mutually agreeable timeframe from the first occurrence of such disaster. 13.3 INSURER’s Right to Review Recovery and Continuity Plan. The Disaster Recovery Plan and the Business Continuity Plan, or reasonable summaries thereof to enable INSURER to verify the sufficiency of such Plans, will be made available to INSURER for review upon INSURER’s request, including the results of the most recent INSURER BC/DR test. ALLIANCE-ONE agrees that it will (i) test the Disaster Recovery Plan and the Business Continuity Plan, which tests INSURER may observe at INSURER’s request, at least once every calendar year during the term hereof and certify to INSURER that such Plans are fully operational, and (ii) consult with INSURER regarding the priority to be given to the Services during the pendency of any such disaster. 14. DISPUTE RESOLUTION 14.1 General. The parties to this Agreement understand and agree that the implementation and performance of this Agreement will be enhanced by the timely and open resolution of any disputes or disagreements between the parties. Each party hereto agrees to use its best efforts to cause any disputes or disagreements between the parties to be considered, negotiated in good faith and resolved as soon as possible. 14.2 Mandatory Arbitration. (A) If any dispute or disagreement between the parties involving damages and claims of less cannot be resolved to the satisfaction of the parties within twenty (20) days after either party has notified the other in writing of the need to resolve such dispute or disagreement, then such dispute or disagreement shall be immediately referred in writing to an Executive Officer of each party for consideration. In the event the dispute or disagreement cannot be resolved by the above officers within twenty (20) days of referral, the dispute shall immediately be referred to the President of ALLIANCE-ONE responsible for this Agreement and the President of INSURER for consideration. If the dispute cannot be resolved by these senior management officials within twenty (20) days, such dispute shall be resolved as set forth below. (B) All disputes relating to or arising out of this Agreement shall be resolved by compulsory, mandatory, exclusive and binding arbitration conducted in accordance with an arbitrator or arbitration panel under a set of arbitration rules as may be mutually agreed upon by the parties, but if the parties do not agree on the foregoing within thirty (30) days of the notice of dispute, in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator selected according to the Rules of the American Arbitration Association (the “Arbitrator”). In any event, the arbitrator will be a lawyer available from the pool of otherwise qualified disinterested arbitrators, who has experience or significant familiarity in two (2) or more of the following areas: (i) business processes within life insurance companies; (ii) the regulation of the type of insurance which is the subject of the dispute, in particular; and (iii) information technology transactions and intellectual property rights in the financial services industry. Decisions of the Arbitrator in accordance with this Section shall be final and binding on the parties hereto. The Arbitrator shall render a judgment of default against any party who fails to appear at a properly noticed arbitration proceeding. Such arbitration shall be conducted in a location acceptable to all parties. Each party shall bear its own costs incurred in connection with such arbitration and shall share equally in the arbitration/Arbitrator’s fee, until and unless the Arbitrator decides otherwise in accordance with this Section. (C) For all matters decided by the Arbitrator, the Arbitrator shall make a decision having regard to the intentions of the parties, the terms of this Agreement, and to the extent necessary to resolve any ambiguities in this Agreement, custom and usage of the industry of all parties. Such decisions shall be in writing and shall state the findings of fact and conclusions of law upon which the decision is based, provided that such decision may not: (i) include a suspension of this Agreement or any provisions hereof; or (ii) render a decision which, if reached by a trial court, would be vacated, modified or corrected in whole or in part under the standard of review used by appellate courts reviewing a trial court decision. The decision shall be based exclusively upon the evidence presented by the parties at a hearing in which evidence shall be allowed. Said decision shall be subject to review by appropriate courts of competent jurisdiction under the standard of review used by appellate courts reviewing a trial court decision. If the decision is not vacated, modified, or corrected in whole or in part upon an appeal, such decision shall be final and binding upon all parties to the proceeding and may be entered by either party in any court having jurisdiction. 14.3 Payment Dispute. Notwithstanding any other provision in this Agreement to the contrary, but subject to INSURER’S compliance with this Section, ALLIANCE-ONE may terminate, and cease providing Services under, this Agreement or any Exhibit only as set forth in Section 6.3. For amounts INSURER, in good faith, disputes are due under this Agreement the following shall apply: (A) INSURER shall provide to ALLIANCE-ONE a detailed written explanation of the basis for disputing in good faith the amounts claimed due by ALLIANCE-ONE and INSURER shall pay ALLIANCE-ONE the undisputed amounts due. (B) (C) The parties acknowledge that if ALLIANCE-ONE were to cease performing Services hereunder, INSURER could suffer significant damages beyond the losses ALLIANCE- ONE may suffer as a result of INSURER’S breach. Consequently, if ALLIANCE-ONE notifies INSURER that INSURER has materially breached this Agreement, INSURER shall use commercially reasonable efforts to cure the breach immediately and the parties shall cooperate in good faith to mitigate any damages ALLIANCE-ONE may suffer as a result of INSURER’S breach. (D) ALLIANCE-ONE may pursue all other legal and equitable remedies available to ALLIANCE-ONE relating to such breaches and to the extent INSURER’S breach prevents ALLIANCE-ONE from performing the Services in accordance with this Agreement, ALLIANCE-ONE shall be excused from performing such Services, but ALLIANCE-ONE shall use all commercially reasonable efforts to perform the Services in accordance with this Agreement and to the extent ALLIANCE-ONE incurs additional costs in performing the Services in such circumstances, ALLIANCE-ONE may claim such additional costs as part of its damages. 14.4 No Waivers. No resolution or attempted resolution of any dispute or disagreement pursuant to this Section shall be deemed to be a waiver of any term or provision of this Agreement or consent to any breach or default unless such waiver or consent shall be in writing and signed by an authorized officer of the party claimed to have waived or consented. 14.5 Injunctive Relief. Nothing in this Section or in this Agreement shall preclude any party from seeking equitable relief in a court of law as may be permitted under this Agreement. 15. MISCELLANEOUS 15.1 Transfer. The parties may not assign or sublicense or otherwise transfer voluntarily, or by operation of law, any rights or obligations under this Agreement without the other party’s prior written consent. (The parties may not assign this Agreement if prohibited by applicable law.) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Section shall preclude the sale or transfer of all or substantially all of the voting securities of a party, or any mergers of the INSURERS with any of their Affiliates. 15.2 Subcontracting. Subject to INSURER’S prior written consent, which shall not be unreasonably withheld, ALLIANCE-ONE may arrange for one or more other duly authorized third party administrators to perform any portion of the Services that ALLIANCE-ONE has agreed to provide under this Agreement. However, subject to Section 15.16 below, nothing in this section shall prohibit ALLIANCE-ONE from subcontracting with an affiliate of ALLIANCE-ONE to perform certain of the Services hereunder. Notwithstanding the foregoing, ALLIANCE-ONE shall remain liable to INSURER in accordance with the terms of this Agreement for any work performed by any such subcontractor. ALLIANCE-ONE shall be responsible for any additional costs or expenses incurred as a result of its subcontracting the Services to be provided under this Agreement. ALLIANCE-ONE has disclosed to INSURER any material subcontracting (including other third party administration) arrangements it has in place prior to the Effective Date and INSURER hereby consents to the same. 15.3 Independent Contractor. Nothing in this Agreement will be construed as creating the relationship of employer and employee, partners or joint venturers between ALLIANCE-ONE, CSC and INSURER, or between any of the parties’ employees or representatives. None shall represent that it is (or that any of its employees are) an employee, partner or joint venturer with the other parties. It is the express intent of the parties that neither ALLIANCE-ONE or CSC is an employee, partner or joint venturer of INSURER for any purpose and that all Services performed hereunder by ALLIANCE-ONE or CSC shall be as an “independent contractor” as that term is defined by law, and that ALLIANCE-ONE and CSC are free to exercise independent judgment as to the time, place and manner of performing their duties as to all of the ministerial, non-discretionary Services under this Agreement. CSC is the employer of ALLIANCE-ONE personnel and no employment, co-employment or employee leasing relationship, or any similar relationship, is created or intended by this Agreement. As among ALLIANCE-ONE, CSC and INSURER, ALLIANCE-ONE and CSC are solely responsible to their personnel for the obligations of an employer including, without limitation, the withholding and payment of employment taxes and the payment and offering of benefits and workers’ compensation, disability, and unemployment insurance. ALLIANCE-ONE and CSC personnel will neither participate in nor be eligible for any employee benefit or compensation plan, program or arrangement offered by INSURER to its employees. 15.4 Required Insurance. 15.4.1 Workers’ Compensation. ALLIANCE-ONE has and will maintain during the term of this Agreement workers’ compensation insurance sufficient to meet statutory liability limits in states where services are to be performed. ALLIANCE-ONE has and will maintain during the term of this Agreement employer’s liability insurance with minimum limits of per each accident. 15.4.2 Fidelity Bond. ALLIANCE-ONE has obtained and will maintain during the term of this Agreement a fidelity bond in an amount not less than for the benefit of INSURER as a loss payee, for all losses incurred due to employee dishonesty of ALLIANCE-ONE in performing the Services. 15.4.3 Errors and Omissions. ALLIANCE-ONE has obtained and will maintain during the term of this Agreement an errors and omissions policy providing coverage in an amount not less than for financial losses of INSURER due to an error or omission of ALLIANCE-ONE in performing the Services. This policy must name INSURER as an additional insured.

15.4.4 General Liability: ALLIANCE-ONE has obtained and will maintain during the term of this Agreement a comprehensive commercial general liability policy in an amount not less than per occurrence with a aggregate. This policy must name INSURER as an additional insured. 15.4.5 Evidence of Coverage. Upon request, ALLIANCE-ONE will provide to INSURER evidence of the foregoing continuing insurance coverages. All policies, referenced above, will have an endorsement requiring notice to be provided to INSURER within thirty (30) days if coverage is terminated. 15.5 Entire Agreement. This Agreement (including Exhibits hereunder and written amendments hereto) constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except in a written instrument executed by duly authorized representatives of all of the parties hereto. 15.6 Notice,—Service of Process and Regulatory Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and will be deemed to have been duly given on the date delivered by hand, by overnight courier service or by messenger, or upon delivery by registered or certified mail (return receipt requested) postage prepaid, to any party at the following addresses, or to such other address as a party to receive the notice or request so designates by written notice to the other: If to ALLIANCE-ONE— Heyward D. Fisk General Counsel 2100 E. Grand Avenue El Segundo, California 90245 With a copy to — Michael W. Risley President, Life & Health Division 200 West Cesar Chavez Austin, Texas 78701 If to INSURER — Enrico Treglia Wilton Re Services, Inc. 187 Danbury Road Wilton, Connecticut 06897 With a copy to — General Counsel Wilton Reassurance Life Company of New York 187 Danbury Road Wilton, Connecticut 06897

In the event any legal process or notice is served on a party to this Agreement in a suit or proceeding against any of the other parties, the party served shall promptly forward such process or notice on to the appropriate other party at the address specified above. In the event any regulatory notices or correspondence pertaining to this Agreement is received by a party, the party receiving same shall promptly forward a copy to the other parties at the address specified above. 15.7 Governing Law. The laws of the State of Texas govern this Agreement, without regard to its principles governing the conflicts of laws. Because the parties agree that this contract is not a contract for the sale of goods, this Agreement shall not be governed by any codification of Article 2, 2A, or 2B of the Uniform Commercial Code or any reference to the United Nations Convention on Contracts for the International Sale of Goods. INSURER agrees that the Software Products are protected under the copyright laws of the United States and of the Berne Convention. 15.8 Counterparts. The signatures of the parties need not appear on the same copy of this Agreement, so long as each party signs at least one copy of this Agreement and the copies contain the same terms. 15.9 Construction. The headings used herein are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Agreement. Where context so indicates, a word in the singular form shall include the plural, a word in the masculine form the feminine, and vice-versa. The word “including” and similar constructions (such as “for example”, “such as”, and “e.g.”) shall mean “including, without limitation,” throughout this Agreement. The parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which the party or its professional advisors participated in the preparation of this Agreement. 15.10 Severability. If any provision of this Agreement is held to be unenforceable, all other provisions will nevertheless continue in full force and effect. 15.11 Third Party Beneficiaries. Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than INSURER and ALLIANCE-ONE. 15.12 Covenant of Further Assurances. INSURER and ALLIANCE-ONE covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each shall execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement, 15.13 No Solicitation of Employees. During the term of this Agreement, or any renewal thereto, and for a period of twelve (12) months after any expiration or termination of this Agreement, or any renewal thereto, ALLIANCE-ONE, CSC and INSURER shall not directly or indirectly solicit, attempt to employ or retain, or employ or retain any employee directly involved with this Agreement of the other party, or take any other action to induce any person to leave the employ of the other party. Provided, however, in the event ALLIANCE-ONE is in material breach of this Agreement and INSURERS terminate pursuant to Section 6.3(B), INSURER may solicit only those employees of ALLIANCE-ONE or CSC who were directly providing services to INSURER hereunder. Notwithstanding the foregoing, nothing herein shall restrict or preclude either party’s right to make generalized searches for employees or agents by use of advertisements in any medium or to engage search firms for such purposes, so long as such search firms are not instructed by a party to target or focus on officers, directors, employees or agents of either party. 15.14 Schedule of Authorized Personnel. ALLIANCE-ONE may rely on and carry out any of the instructions or requests of INSURER pertaining to the normal day-to-day operations and functions of the Facilities and Systems made by any persons listed on “Schedule of Authorized Personnel” to be furnished to ALLIANCE-ONE by INSURER upon execution of this Agreement and attached as Exhibit B, and as amended from time to time in writing by INSURER. INSURER shall immediately provide ALLIANCE-ONE with written notice of any change of authority of persons authorized and enumerated in Exhibit B to provide ALLIANCE-ONE with instructions or directions relating to services to be performed under this Agreement. 15.15 Regulatory Specifics for Various States. The provisions set forth in Exhibit E to this Agreement are certain specific requirements for the referenced States, and shall apply until or unless the related regulations or laws are changed, in which case, the most recent requirements shall apply. 15.16 Placement of Work: In order to meet its performance obligations under this Agreement, Alliance-One shall have the ability to move Services to any of its or its affiliates’ locations within the continental United States. Such movement of Services does not, and will not, cause Books and Records to be relocated, unless prior approval by INSURER is obtained. Alliance-One shall inform INSURER of any permanent relocation of work. From time to time, Alliance-One may temporarily relocate work to meet changing service demands. It shall not be necessary for Alliance-One to notify INSURER of these temporary changes. Alliance-One will also use its wholly-owned offshore affiliates to process work for INSURER. Initially, Alliance-One expects to process selected policy owner service (excluding the INSURER Contact Center), premium processing, claims set up/follow up transactions and indexing in its offshore locations. From time to time, Alliance-One may elect to move other transactions offshore. Prior written notice will be submitted to INSURER for its prior approval, which shall not be unreasonably withheld. Alliance-One will provide INSURER documentation describing the processing placement of its business within the Alliance-One’s system. This documentation will be updated as substantive changes occur. 15.17 Survival. The following provisions shall survive any termination of this Agreement or the Exhibits: Sections 3.9, 4.1, 4.2, 4.3, 6.6, 6.7, 6.8, 6.9, 6.10, 7, 8.7, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 11, 12, 14 and 15.13.

Exhibit A General Administrative Procedures

EXHIBIT G [Insert list of INSURER Software]

EXHIBIT K (Manually attached on next page)

EXHIBIT L Form of Participation Certificate (the “INSURER”) hereby confirms its agreement to become a participating insurer under the Non-Marketing Third Party Administrator Agreement (“Agreement”) with Alliance-One Services, Inc. (“Alliance-One”), dated , 2007. In so doing, the INSURER states as follows: 1. The INSURER has elected to participate in the Agreement and hereby affirmatively agrees to abide by and be bound by its terms. 2. All representations and warranties of the INSURER contained in the Agreement are true and correct as of the date of this Certificate. INSURER represents that its state of domicile is 3. The INSURER hereby informs Alliance-One that any notices and all other matters of communication from Alliance-One to the INSURER about the Agreement should be sent to the INSURER at: Telephone: Fax: 3. The following Sections of the Agreement are hereby revised as follows: [Name of INSURER] Date: By: Printed: Title:

1 BPO Operating Guidelines 2 Death Claim Processing Overview Claim adjudication is the evaluation of a death claim submitted for payment under a life insurance or annuity contract. To adjudicate a claim -regardless of the amount of the claim or the type of insurance involved -certain documentation (proofs) must be obtained. When the claimant(s) is (are) established as the beneficiary(ies) of record, he or she is sent a letter acknowledging notice of claim and specifying the items needed to settle the claim. Depending on the details of a particular case, additional documentation or investigation may be required. Outside resources are used in claim investigation to determine the validity of the claim or to obtain additional information relevant to the death of the Insured. The Claim Manager, in coordination with the Customer’s claim contact, determines the need for investigative resources. By the nature of claim adjudication, those handling claims will be privy to personal and confidential information. This information cannot be release to any party that is not entitled to the information. Business Workflow

2 BPO Operating Guidelines Death Claim Processing Workflow Milestones Notice of death is received. Conduct initial case screening. Conduct policy evaluation, and send Acknowledgement Letter to beneficiary(ies). Determine if all proofs and other required documentation have been received. If no, send follow-up requests as necessary. Establish whether Customer involvement is required or specific guidelines are indicated. Obtain Customer directives if necessary. Pay or deny claim. If a response is not received from the beneficiary, send final notice. If all necessary information is still not received to verify the death, refer policy to management.

3 BPO Operating Guidelines 2.1 Claim Notification (Return to top) Death claim processing begins with receipt of a death notification by letter, fax, email, or phone. Verify that the notification information includes the following: 1. Relationship of the contact or claimant to the deceased insured (e.g., beneficiary, family member, funeral director, or other official) 2. Date of death 3. Address and phone numbers of all parties including the contact, beneficiary, and funeral home 4. Cause of death (natural or accidental) 5. Location of death 6. Date of birth of deceased insured Record the notification date of all notifications on the document (or imaging system). If the notification arrives by mail, keep and/or image the envelope. 2.2 Initial Case Screening (Return to top) Processors access casework for screening via imaging system or from a list prioritized and distributed by their supervisor. Perform the following steps to complete the initial screening process on a death claim notification. 1 Request policy file through the Records department or other appropriate source 2. Perform a search in all applicable systems to ensure inclusion of all of the deceased’s contracts in the claim process. If matches are found, notify the appropriate CSC site Claim Manager. 3. Check the administrative system to ensure that all contracts are in good standing and in force as of the date of death. If the contract has lapsed (terminated for non-payment of premium) a. Compare the death date to the lapse date. If the death date is before the lapse date, continue with the standard acknowledgement procedure. If the death date is after the lapse date and after the end of the grace period, send letter advising policy has lapsed.

BPO Operating Guidelines If the contract is not located in the administrative system a. Verify all terminated listings to determine when the contract lapsed and if it lapsed prior to conversion to Computer Sciences Corporation (CSC). b. If the contract is on the terminated listing and the file contains lapse notification, send a letter to the beneficiary stating the policy’s terminated status. c. If the contract is not on a terminated listing, or cannot locate an active policy, write and advise. 2.3 Death Claim Acknowledgement / Policy Review Process (Return to top) After determining during the initial screening that a case is eligible: 1. Record the liability in the claim and administrative system. 2. Suspend the policy record in the system to reflect a “pending death claim” status and enter data to the claims database, where applicable. 3. Acknowledge the death claim and request additional forms or signatures within the required timeframe. In order to send the appropriate notification letter, establish whether the contact is the named beneficiary by checking policy information including the application for insurance, Change of Beneficiary (COB) forms, and Ownership Changes. Also, research the policy file for any collateral assignment. If a collateral assignment exists, notify the beneficiary(ies). a. If the contact is a named beneficiary, agent for the beneficiary, or policyowner, send him (or her) a claim form and standard acknowledgement letter. b. If the contact is not a named beneficiary, agent for the beneficiary, or policyowner, AND the address of the beneficiary is known or learned through researching the policy file, yellow pages, etc., send a letter to notify the contact that he or she is not a named beneficiary and is therefore not entitled to the death proceeds. NOTE: Due to privacy laws, the company cannot confirm a policy’s beneficiary of record to anyone other than the beneficiary, the agent for the beneficiary or the policyowner. c. If the contact is not a named beneficiary, agent for the beneficiary, or policyowner, AND the address of the beneficiary is NOT known or learned through researching the policy file, yellow pages, etc.

call the contact to inform him or her that he or she is not a named beneficiary and is therefore not entitled to the death proceeds. Also, ask the contact if he or she knows the address of the person we need to contact. (Refer to Note above.) d. If the contact cannot be verified as a named beneficiary, send a claim form and a version of the acknowledgement letter that indicates the company does not admit to liability by releasing a claim form. 4. Any claim payment of $250,000 or more (in aggregate for all companies associated with a Customer) that is going to a grandchild, a trust for which a grandchild is a beneficiary, or another person who is 37 $f12 years younger than the Insured, is referred to the Claim Manager for additional information that may be included in the Acknowledgement Letter with regard to Generation Skip Tax. Use the following list to determine the requirements needed to process the claim: Completed claim form signed by the beneficiary. Certified copy of the death certificate (except for COLI claims where a copy is acceptable if the death record is in the Social Security Death Index). When collaterally assigned, request from the assignee a statement of outstanding indebtedness on the policy. If there is no indebtedness, request a Release of Assignment. Letters of Testamentary issued by the court of jurisdiction when the beneficiary is an estate or a Small Estate Affidavit, if estate is not probated. Executed trust documents when the beneficiary is a trust To reduce the possibility of omitting pertinent sections, request the entire agreement. However, the main objective is to establish the existence of the trust, the name of the trust and the name of the appropriate trustees. If the beneficiary is a partner in a Partnership, a copy of the Partnership Agreement. For a corporate beneficiary, a board resolution giving authority of the signing person to act on behalf of the company, or a letter from the company on company letterhead and signed by an officer of the company authorizing him or her to act on behalf of the company. If the beneficiary is a minor, a Letter of Appointment or proof of Guardianship properly identifying the guardian of the minor’s estate –

See the Compliance Library for requirements pertaining to Minors as Beneficiary. Foreign Death Questionnaire, if death occurred outside the United States The original policy or the appropriate section of the claim form completed with an explanation of the reason that the policy cannot be returned. Provide state notice and/or consent form where required. See Compliance Library for state notice and consent requirements. Refer to the Compliance Guidelines if: a. The beneficiary is an insured’s ex-spouse, and the divorce occurred while the policy was in force and the beneficiary designation was not changed after the divorce. b. The beneficiary is not the spouse and the policy was issued in a community property state, or the owner resided in a community property state. NOTE: Other requirements may be necessary, depending on the circumstances of the claim. Refer to the system hyperlink below or AWD for workflow details: CyberLife Detail AWD Detail 2.3.1 Investigation (Return to top) Refer to the Customer all claims requiring claim investigations. Claim Investigations are required in, but not limited to, the following situations: Death occurred during a contestable period (initial or following reinstatement). Claim involves accidental death under accidental death or accelerated death benefit policy riders. Disability occurred during the contestable period. Beneficiary cannot be located. Claim involves entitlement issues (adverse/conflicting claimants). Beneficiary designation(s) is/are ambiguous.

If death is a result of homicide, and authorities have not ruled out the beneficiary as a suspect. Disappearance claims including claims where a presumptive death certificate is received (claimant should be advised to continue premium payments until a decision is reached). Death occurred in a foreign country. Beneficiary is disclaiming the benefit. Claims involving simultaneous deaths of the insured and the beneficiary. 2.4 Requirement Receipt / Follow-up Process (Return to top) Requirement follow-up letters are generated at 30-day intervals or as specified by state statute until all requested items are received, or a final 30-day notification is sent. Send a final notice after making at least two follow-up attempts. Refer to the system hyperlink below or AWD for workflow details: CyberLife Detail AWD Detail 2.5 Determining Customer Guidelines (Return to top) Following the receipt of requirements and any additional information provided, it may be necessary to forward the case to the Customer. Notify the Customer and obtain their approval before making a claim payment in any of the following cases (see Glossary for definitions): Claims involving rescissions and litigation Any situation for which a claim investigation is performed. Viatical claims Deaths affected by simultaneous death statutes or policy provisions Suicide claims within the suicide period Potential matches to the Office of Foreign Assets Control (OFAC) list Review these cases upon receipt of all required information, and forward them to the Customer.

2.6 Death Verification (Return to top) If the final attempt to reach a claimant and obtain all requirements fails, the death must be verified before proceeding to the Unclaimed Property and Escheatment Process. Proceed as follows. 1. Verify that all documents are in order, including all correspondence and the death certificate. 2. For death claims without a death certificate, access the Social Security Death Index Interactive Search and attempt to verify the death of the insured and/or beneficiary. (If the Social Security Administration received notification of the insured’s death, this database will show the deceased’s actual death status, last known address, and date of death.) 3. If the death of the insured cannot be confirmed, follow the Claim Manager’s recommended instruction to: a. Continue pending the claim and follow new requirements indicated by the manager, or b. Un-suspend the contract and return it to an active status in the system. If the policy was on an EFT premium payment method, change the mode to direct bill to avoid back-drafts. 2.7 Escheatment and Unclaimed Property (Return to top) Benefits of an. approved claim with a verified death are considered unclaimed property when the beneficiary fails to take possession within the period dictated by state regulation. Unclaimed benefits escheat (revert) to the state as unclaimed property when the beneficiary(ies) either fails to respond or cannot be located. Before considering benefits as unclaimed and processing for escheatment, it is necessary to take further investigative measures to locate the rightful beneficiary and to obtain the necessary requirements. Refer to the Unclaimed Property and Escheatment document for investigative guidelines and processing instructions. 2.8 Payment and Approval Process (Return to top) Approval authorization levels are established according to the examiner’s experience level. Examiners may approve cases up to their authorized limit, only. Any changes by CSC to established authority levels must be submitted to the Customer for approval. A CSC employee with the appropriate authorization level reviews all claims for accuracy. Forward claims that exceed $250,000 to the Customer for approval. Send the Customer the policy file, claim file and the associated screen prints. Route Customer approved claims and claims under the threshold to CDS (Cash Disbursement System) or RAA (Retained Asset Account-System) for payment. 2.8.1 Determine Benefit Amount (Return to top) After identifying the appropriate beneficiary(ies), review the information in the administration system, including any notepads. To determine the benefit amount, confirm the following information: 1. The base face amount and any rider benefits 2. Paid-up additions (PUA), accidental death benefits, dividends (including interest), refunds of unearned premium, and/or premiums paid in advance 3. Outstanding loans (debt against cash value) 4. Refund of advanced loan interest or deduction for accrued loan interest not yet charged 5. Identification of any and all collateral assignments (a statement of outstanding indebtedness required from the assignee) or release of assignment 2.8.2 Post-Mortem Interest Calculations (Return to top) CSC will use state or policy guidelines unless otherwise directed by the Customer. Use the residence state listed on the original death certificate. The Customer will supply the “Funds on Deposit” rate. Review the policy language on each claim. Some contracts specifically stipulate the manner in which interest is to be paid. Add additional days of interest depending upon whether a claim is within the examiner’s approval limit. The number of additional days added should begin with the date the claim is processed and the check ordered. If the claim is within the examiner’s approval limit, add the number of days required to add an additional 3 business days to the calculation of interest. E.g. (business days in yellow)

BPO Operating Guidelines

Dates Interest Paid	Claim Paid SAT 10/11				
	Sat 10/11	Sun 10/12	Mon 10/13	Tue 10/14	Wed 10/15
	Claim Paid FRI 10/10				
	Fri 10/10	Sat 10/11	Sun 10/12	Mon 10/13	Tue 10/14

2. If the claim requires a second approver (other than the quality review), add the number of days required to add an additional 5 business days to the calculation of interest. E.g. (business days in yellow)

Dates Interest Paid	Claim Paid SAT 10/11				
	Sat 10/11	Sun 10/12	Mon 10/13	Tue 10/14	Wed 10/15
	Thu 10/16	Fri 10/17			
	Claim Paid FRI 10/10				
	Fri 10/10	Sat 10/11	Sun 10/12	Mon 10/13	Tue 10/14
	Wed 10/15	Thu 10/16			

3. Refer to the PMI Calculator.

4. A claim that fails the quality check may need the PMI re-calculated according to the above guideline.

2.8.3 Additional Review Items Prior to Payment

(Return to top)

1. Check the State Compliance Library for state requirements pertaining to items such as notice and consent, refund of premium, child support liens, divorce statutes, premium entitlements, community property, etc. For guidelines pertaining to the state of Massachusetts regarding past-due child support, delinquent taxes or recovery of public assistance benefits, refer to the MA Intercept of Insurance Payment Program Procedures (MA ICPIP).

2. As payments are processed, there is an automated check against the OFAC database. To review manually, access the Bridger Tracker website, http://www.bridgertracker.com to verify whether the payee is listed in the OFAC database.

   NOTE: To further U.S. foreign policy and national security objectives, the Office of Foreign Assets Control (OFAC) of the Department of Treasury administers and oversees a series of laws that impose economic sanctions against hostile targets. Regulatory agencies cooperate in ensuring financial institution compliance with the OFAC regulations.

3. Refer claim payments of $250,000 or more (in aggregate) that are going to a grandchild, a trust for which a grandchild is a beneficiary, or a beneficiary that is 37 ½ years younger than the Insured to the CSC or Customer Claim Manager for evaluation for potential Internal Revenue Service tax requirements relevant to the Generation Skip Tax.

SAMPLE

10

4. If a reinsurance treaty requires approval by a reinsurance company, verify that such approval has been received. 5. Read system Notes screens to determine if there are any notes that affect the benefit amount or the ability to make payment, and act accordingly. 6. Confirm that all e-mails, notes, and other documents are stored in the claim file. 7. Pay appropriate amount to the parties or party entitled to the benefit. 8. Update appropriate systems to reflect the status of the claim. Refer to the system hyperlink below or AWD for workflow details: CyberLife Detail AWD Detail 2.9 Claim File Documentation (Return to top) Regulations require that a claim file be properly maintained and that all documents be recorded. Accordingly, there should be one claim file per policy and all written documentation pertaining to the claim file should be included in it. This file may be maintained in either-paper or electronic format and must include the following: 1. All written notification (correspondence, fax, and email) with evidence of the date received including service request telephone logs, correspondence, faxes, e-mail messages, etc. 2 Original documents without writing, underlines or highlighting (Original documents will be the scanned images in AWD to the extent that the processing center utilizes AWD.) 3. Documents with Post-it-Notes attached Remove temporary reference notes from the file and transfer the information to a more reliable medium for final storage. 4. Memos and signed and dated internal and external correspondence (AWD history segment will be satisfactory evidence of the date and signature for internal correspondence). 5. All communications and documentation (whether written, verbal, or electronic) pertaining to the claim, insured or beneficiaries should reflect an objective and unbiased consideration of the facts.

6. Any e-mail messages and other communications via the Internet should be printed and retained in the claim file (please keep in mind that e-mail remains in the system and may be retrieved even after deleting the message from your in-box or sent-box). 7. Copy of the voucher or similar document evidencing payment and approvals. v. 03/30/07 PL_DET_DthClm.doc

Amendment to Non-Marketing Third Party Administration Agreement This Amendment to Non-Marketing Third Party Administrator Agreement (“Amendment”) is effective January 1, 2019 (“Amendment Effective Date”) and amends the Non-Marketing Third Party Administrator Agreement (“Agreement”) made as of the 1st day of June, 2007 by Alliance-One Services, Inc. (“ALLIANCE-ONE”), a wholly-owned subsidiary of Computer Sciences Corporation (“CSC”), on behalf of itself and its Affiliates. CSC is a wholly owned subsidiary of DXC Technology Company and maintains a place of business at 1775 Tysons Boulevard, Tysons, VA 22102 and Wilton Reassurance Life Company of New York (“Wilton Re” or “Insurer”), with a place of business at 20 Glover Avenue, 4th Floor, Norwalk, CT 06850 and its participating insurance company Affiliates (Wilton Re and each life insurance Affiliate on its own behalf and not on behalf of any other INSURER) that elect to participate in this Agreement by executing a participation certificate in the form attached to the Agreement as Exhibit L (collectively Wilton Re and Affiliates, “INSURERS” and Wilton Re and each Affiliate, an “INSURER”). 1. Section 2 Definitions is amended as follows: a. The numbers before each defined word is deleted such that each defined word shall be represented without a number. b. The following definitions are added: i ii. Contract Year means the calendar year unless expressly stated otherwise in the applicable Exhibit. 2. Section 3.1 is amended by adding the following at the end of the existing paragraph: “This appointment is immediately revoked upon the termination of this Agreement.” 3. Section 3.2 is amended by adding new sections 3.2.1, 3.2.2 and 3.2.3 as set forth below. “3.2.1 At the request of INSURER, ALLIANCE-ONE agrees to provide reasonable assistance during a due diligence phase of an INSURER’s potential acquisition / transaction for the consideration that if the transaction proceeds, 3.2.2 At the request of the INSURER, ALLIANCE-ONE agrees to provide a full transaction study, pricing and preparation of a program plan if a Letter of Intent is executed stating that ALLIANCE-ONE will be paid on a Time and Materials Basis for the requested work effort, if an ALLIANCE-ONE Services amendment for transition and administrative services is not signed within a defined period. 3.2.3 At the request of the INSURER, ALLIANCE-ONE agrees to provide consultative services to the INSURER upon the execution of contracting on a Time and Materials Basis.” 4. Existing Section 3.3 is stricken in its entirety and replaced with the following “3.3 Limited Authority. ALLIANCE-ONE will have no power or authority other than as specifically listed and set forth in this Agreement. Except as expressly authorized in this Agreement, ALLIANCE-ONE is not authorized to act on behalf of INSURER and INSURER is not authorized to act on behalf of ALLIANCE-ONE. Without limiting the foregoing, in the absence of express written consent from an authorized officer of the other party and unless required by law, neither party shall: (i) enter into any settlement discussions on behalf of the other party with respect to any third party claim made against the other party arising out of the activities contemplated by this Agreement; (ii) admit to any breaches of this Agreement or violations of law on behalf of the other party with respect to any third party claim made against the other party relating to the activities contemplated by this Agreement; or (iii) enter into any settlements with any third party on behalf of the other party with respect to any third party claim made against the other party arising out of the activities performed, or required to have been performed under this Agreement; or (iv) discuss with or disclose to any third party any aspects of either party’s performance under this Agreement other than its affiliates, third party consultants or other persons or entities that are subject to confidentiality obligations. Notwithstanding the foregoing, INSURER shall not be precluded from discussing the performance of ALLIANCE-ONE under this Agreement with INSURER’s ceding companies or INSURER’s regulatory representatives.” 5. Existing Section 3.9 is stricken in its entirety and replaced with the following:

6. Existing Section 3.10 is deleted in its entirety and replaced with “3.10 Training, Supervision and Monitoring. 3.10.1 ALLIANCE-ONE shall assign to perform Services only those personnel who, prior to being assigned to perform the Services, have been screened in accordance with CSC’s regular Human Resources hiring practices existing at the time of hire of those personnel. As to anyone assigned after January 1, 2019, such screening, where legally permitted, shall include an appropriate background investigation to verify that each ALLIANCE-ONE employee (or subcontractor) performing Services for INSURER (a) has all necessary certification and documentation, including any work authorization documents, to confirm that the ALLIANCE-ONE employee (or subcontractor, if applicable) is working within the United States, Canada, and abroad in accordance with all relevant employment and immigration Laws; (b) is not currently on any list of prohibited persons or entities that is maintained and administered by the U.S. Treasury Department’s Office of Foreign Assets Control, as amended from time to time; and (c) has not been convicted of a felony involving dishonesty or breach of trust subject to the limitations of the background check. Annually, personnel assigned to perform Services shall annually complete training on the ALLIANCE-ONE code of conduct. ALLIANCE-ONE will provide the personnel who are providing Services with adequate training on the Contracts, the Admin Guidelines, the agreed upon Performance Standards, applicable law and such other matters as may be necessary to perform ALLIANCE-ONE’s obligations under this Agreement. ALLIANCE-ONE will supervise and monitor the Services and the activities of its personnel, including contractors, subcontractors and supplier: The parties acknowledge that background checks standards may change over time and the parties will negotiate in good faith to maintain appropriate background check standards provided, however, the background check process shall remain compliant with the requirements applicable to the U.S. insurance industry. 3.10.2 If ALLIANCE-ONE personnel are performing Services on the INSURER premises, they shall observe and be subject to such reasonable rules and regulations communicated in advance by INSURER. 3.10.3 ALLIANCE-ONE shall notify INSURER promptly if ALLIANCE-ONE discovers that it or a subcontractor has materially breached or is likely to materially breach this Agreement. With respect to a likely breach, ALLIANCE ONE will use commercially reasonable efforts to prevent an actual breach from occurring, and INSURER will provide such assistance at the expense of ALLIANCE-ONE as ALLIANCE-ONE may reasonably request. With respect to an actual breach, ALLIANCE-ONE will proceed in accordance with Section 3.11.” 7. The first paragraph in section 3.12 is renumbered as 3.12.1 and a new section 3.12.2 is added as follows: “3.12.2 From time to time, either Party may present the other Party with amendments to this Agreement required to maintain such Party’s status as a corporation, TPA or insurer, as the case may be, to conform this Agreement to applicable Law. If INSURER determines that INSURER is not in compliance with any applicable Law relating to the Services, or if any regulatory authority having jurisdiction over INSURER or ALLIANCE-ONE notifies ALLIANCE-ONE that ALLIANCE-ONE is not in compliance with any applicable Law relating to the Services, the parties shall work diligently to achieve compliance, in accordance with their other obligations under this Agreement. If either Party’s request results in additional costs and expenses to the other Party (other than in an inconsequential manner), then the Parties shall enter into good faith discussions to reach agreement to pay that other Party for such additional costs and expenses pursuant to the Change Control Procedures.” 8. Section 3.14 “Intentionally Left Blank” is stricken and replaced with the following: “3.14 Meetings.

3.14.1 In addition to the management of the day-to-day operations handled by the Authorized Persons listed in Exhibit B. the INSURER and ALLIANCE-ONE agree to a series of executive meetings to govern the relationship. 3.14.2 Monthly Operational Meeting. Review the results of operations for the prior month as documented in the Monthly Performance Report, as applicable: (i) ALLIANCE-ONE’s performance under each Performance Standard in accordance with Exhibit D; (ii) Describe the resolution efforts and initiatives for ongoing problems; (iii) Explain deviations from the Performance Standards provided in Exhibit D and include for each deviation a plan for corrective action; (iv) Describe generally any changes in the status of, or changes made to, ALLIANCE-ONE’s Facilities and Systems or ALLIANCE-ONE’s Service Centers and ALLIANCE-ONE resources. 3.14.3 Quarterly Executive Meetings. In person meetings with senior officers of INSURER and ALLIANCE-ONE to discuss: (v) Status of the relationship; (vi) Changes in either/ both organizations which may impact the on-going relationship and growth in business; (vii) Meetings can be less frequent with mutual agreement. 3.14.4 Technology Review Meeting. (viii) Discuss technology trends impacting the administration of insurance products; (ix) Present plans and status projects for implementation of technology changes supporting the delivery of Services.” 9. Existing Section 3.15 is deleted In its entirety and replaced with the following: “3.15 Conformity to Laws and Regulations. 3.15.1 From time to time, either party may present the other party with amendments to this Agreement required to maintain such party’s status as a corporation, TPA or insurer, as the case may be, to conform this Agreement to applicable laws and regulations. If INSURER determines that it is not in compliance with any rule, regulation or law relating to the Services, or if any regulatory authority having jurisdiction over INSURER or ALLIANCE-ONE notifies ALLIANCE-ONE that ALLIANCE-ONE is not in compliance with any rule, regulation or law relating to the Services, the parties shall work diligently to achieve compliance, in accordance with their other obligations under this Agreement This section does not prejudice INSURER’s nor ALLIANCE-ONE’s rights and remedies under any other section of this Agreement. 10. New Sections 3.17 to 3.23 are added as follows:

3.18 Testimony Support in Disputes. During the term of this Agreement or any renewals thereto, ALLIANCE-ONE will make available to INSURER resource(s) with applicable firsthand knowledge of the dispute issue upon reasonable notice and if such resources are then currently employed by ALLIANCE-ONE. INSURER will reimburse ALLIANCE-ONE for the Standard Time and Materials Rate of the resources plus expenses. Such engagement shall not prejudice INSURER’s or ALLIANCE-ONE’s rights to claim privilege or to seek other remedies. 3.19 Competent Administration. INSURER shall be solely and ultimately responsible for the competent administration of its benefit programs. INSURER must supervise ALLIANCE-ONE to ensure that INSURER’S programs are administered in a competent and appropriate manner. INSURER, and not ALLIANCE-ONE, shall be responsible for determining the benefits, premium rates, underwriting criteria and claims payment procedures applicable to its programs, and for securing reinsurance, if any. The foregoing shall not however, as between ALLIANCE-ONE and INSURER, relieve ALLIANCE-ONE of any of its express obligations under this Agreement, without regard to whether INSURER properly supervised ALLIANCE-ONE.

3.20 Policy to Trustee. When a Contract is issued to a trustee, a copy of the trust agreement and any amendments to the trust agreement shall be furnished to INSURER by ALLIANCE-ONE and shall be retained as part of the official records of ALLIANCE-ONE and INSURER for the duration of the Contract plus seven years thereafter. 3.21 Required Bonds and Insurance. ALLIANCE-ONE agrees that whenever required by applicable law or regulation, it will maintain a deposit, bond or insurance in favor of such authority, to be held in trust for the benefit and protection of INSURER and the Insureds whose monies ALLIANCE-ONE handles, and in addition, shall comply with any other laws and regulations relating to bond and insurance requirements. 3.22 INSURER must fulfill all lawful obligations with respect to the Contracts regardless of any dispute between INSURER and ALLIANCE-ONE. 3.23 Documentation - INSURER shall, and in a timely fashion, provide ALLIANCE-ONE with all materials and information including any changes to any applicable Laws necessary for the timely and proper administration of the Contracts by ALLIANCE-ONE, which may include, but are not limited to: policy forms; lists of all agents and representatives authorized to provide service to policyowners and certificate-holders of the Contracts, including their respective states of license; rate books; cash value and reserve factors; cost of insurance factors; data records; actuarial support; mortality rates; and verified customer files or facsimile thereof, such as microfilm or microfiche. INSURER shall also be responsible for providing ALLIANCE-ONE with any policy-specific actuarial and legal support needed in order for ALLIANCE-ONE to fulfill its policy and Agent administration and financial reporting responsibilities under this Agreement.” 11. Section 4,4, is amended as follows: The first paragraph “Access to Books and Records” shall be designated as 4.4.1. The second paragraph shall be designated as 4.4.2. the first two sentences of the second paragraph (now designated as 4.4.2) are stricken and replaced with the following “4.4.2 Review of Operations / Audits. INSURER or its duly authorized internal or independent auditors have the right under this Agreement to review ALLIANCE-ONE operations and/or conduct audits of the Books and Records in accordance with reasonable accounting practices and procedures. The review/audit shall take place no less than semi-annually. At least one the semi-annual review / audit shall be on-site. The foregoing shall not, however, as between ALLIANCE-ONE and INSURER, relieve ALLIANCE-ONE of any of its express obligations under this Agreement, without regard to whether INSURER properly supervised ALLIANCE-ONE.” 12. A new Section 4.7 is added as follows:

13. In Section 5.6, the following is added to end of the last sentence “unless prior written direction from INSURER to pay by wire.” 14. Section 5.10 is stricken and replaced with the following: “5.10 Accounting. ALLIANCE-ONE shall provide data to INSURER detailing all financial transactions, including bank account activity, under this Agreement on a monthly basis or other frequency as defined in Exhibit A. ALLIANCE-ONE will periodically render an accounting to INSURER detailing all transactions performed by ALLIANCE-ONE pertaining to the Services. ALLIANCE-ONE shall prepare and maintain agreed monthly financial institution account reconciliations. If INSURER requests additional account reconciliations, ALLIANCE-ONE shall perform such additional reconciliations as may be agreed. Any related performance standards shall be defined in Exhibit D.” 15. In Section 6.3, sections 6.3(B)(i), 6.3(B)(iv) and 6.3(B)(vi), are stricken and replaced as follows: “6.3(B)(i) This Agreement or the affected Services relating to such breach, upon giving thirty (30) days’ prior written notice to ALLIANCE-ONE for any material breach by ALLIANCE-ONE of a representation, warranty or obligation under this Agreement, if the breach is not cured during such period; provided, however, INSURER shall provide detailed written notice thereof to the breaching party promptly upon discovery of the event that is a suspected breach, and ALLIANCE-ONE shall then have no less than 30 days from the receipt of the notice, or such other extended timeframe upon which the Parties may agree in writing (“Cure Period”), to cure the breach. 6.3(B)(iv) This Agreement, or the affected Services relating to such breach, immediately upon giving written notice to ALLIANCE-ONE, if ALLIANCE-ONE materially breaches its obligations under Sections 12 or 13; 6.3(B)(vi) This Agreement immediately upon giving written notice to ALLIANCE-ONE if ALLIANCE-ONE reaches or exceeds the Limitation of Liability cap set forth in Section 11.1 below provided ALLIANCE-ONE, if after notice, chooses not to refresh the Liability Cap; and” 16. A new Section 6.3 (C)is added as follows: “(C) The parties will negotiate the appropriate amendment to each affected participating certificate, amendment or Exhibit to remove from each such affected participating certificate, amendment or Exhibit, the affected Services, adjust the fees and charges to reflect the revised scope of Services to be performed, reduce the scope of Services provided thereunder, revise any affected Performance Standards, including revising the scope of Performance Standards to reflect the revised responsibilities of ALLIANCE-ONE, and make all other reasonable and equitable revisions to each party’s rights and duties to reflect the change in scope and nature of Services to be performed by ALLIANCE-ONE. Until the parties execute a Change Order for such adjustments, ALLIANCE-ONE shall invoice the amount reasonably adjusted by ALLIANCE-ONE to reflect the changes in the Services to be performed and INSURER shall pay all such amounts not disputed in good faith by INSURER. To the extent there is any dispute regarding how the adjusted amount was determined and invoiced by ALLIANCE-ONE, the provisions of Section 14.3 shall govern; and ALLIANCE-ONE shall not be liable for failure to meet the Performance Standards for the terminated Services or any other Services the performance of which is affected by the termination of the terminated Services, or for any other breach of this Agreement to the extent caused by the termination of the terminated Services. “ 17. Existing Section 6.6 is stricken and replaced with the following: 19. Section 6.10 is amended by adding the following language to the end of the current paragraph: “After returning all such information to INSURER as requested, ALLIANCE-ONE shall destroy (and shall require each of its recipients to destroy), as INSURER may direct, all documents and materials (and all copies thereof) containing INSURER Confidential Information or Regulated and Personal Information, in whatever form. Promptly after returning (or destroying, as INSURER has directed) all of the data and files of INSURER, including the Books and Records, Contract Data and INSURER

Confidential Information, ALLIANCE-ONE shall certify in writing to INSURER that ALLIANCE-ONE (and each such recipient) has returned or destroyed all such information. Any such destruction shall be done using secure facilities to render the information unreadable and undecipherable.” 20. A new Section 6.11 is added as follows: “6.11 Retained Information. ALLIANCE-ONE (and its recipients) may retain INSURER Confidential Information and all Regulated and Personal Information to the extent required to comply its established record retention policies. To the extent ALLIANCE-ONE (or a recipient) retains INSURER Confidential Information and all Regulated and Personal Information (in any form) under this provision, at the end or such retention period, ALLIANCE-ONE and such recipients shall destroy all such retained information such that it is unreadable and undecipherable. All such information retained by ALLIANCE-ONE pursuant to this provision shall remain subject to the confidentiality, limited use obligations and security obligations herein.” 22. Section 8.7.2 is stricken and replaced with the following: “8.7.2 Failure to attain the Performance Levels in Exhibit D due to a decision by INSURER communicated in writing by INSURER’s Authorized Personnel identified on Exhibit B.” 23. A new second paragraph is added to Section 8.7 as follows: “Nothing in the foregoing shall relieve ALLIANCE-ONE from its obligations to perform any Services as expressly stated in this Agreement or in the Admin Guidelines.” 24. Section 11.2.3 is amended by striking the references to “Sections 6.5 and 6.6” and replacing it with “Sections 6.6 and 6.7”. 25. Section 11.2.7 is amended as follows: a. by striking the references to “Sections 6.5 and 6.6” and replacing it with “Sections 6.6 and 6.7”. b. Striking the reference to “or Claims based upon death, personal injury or fraud. 26. A new Section 11.2.8 is added as follows:

“11.2.8 Claims based upon death, personal injury or fraud” 27. Section 11.4.2 is amended by striking the references to “Sections 6.5 and 6.6” and replacing it with “Sections 6.6 and 6.7”. 28. Section 12.2 is amended by adding the following to end of the existing paragraph: “All INSURER Confidential Information and all Regulated and Personal Information, in whatever form, shall remain the exclusive property of INSURER.” 29. Section 12.8 is stricken and replaced with the following: “12.8 Security Procedures. Without limiting ALLIANCE-ONE’s other obligations under this Agreement, ALLIANCE-ONE shall, and shall contractually require and cause its contractors and agents to implement maintain and enforce reasonable security procedures and practices in accordance with Exhibit N hereto. “ 30. Section 12.9 is stricken and replaced with the following: “12.9 Notification of Securty*** Breach and Incident Response. ALLIANCE-ONE shall advise INSURER immediately in the event that it learns or has reason to believe that there has been unauthorized access to or use of, or any security breach relating to or affecting, INSURER Protected Information, or that any person who has had access to INSURER Protected Information has violated or intends to violate the terms of this Agreement, and ALLIANCE-ONE shall, cooperate with INSURER in investigating and responding to the foregoing, notifying INSURER’s customers or other affected individuals as required by law, and seeking injunctive or other equitable relief against any such person or persons who have violated or attempted to violate the security of INSURER Protected Information, in accordance with Exhibit N. The content, timing and other details of such notice shall be subject to INSURER’s approval. 31. In Section 15.6, the current addresses for any notice shall be: “If to ALLIANCE-ONE- Alliance-One Services, Inc. c/o DXC Technology Company 1775 Tysons Boulevard Tysons, VA 22102 Attention: DXC General Counsel With a copy to -Alliance-One Services, Inc. c/o DXC Technology Company 1775 Tysons Boulevard Tysons, VA 22102

Attention: President of Alliance-One Services, If to INSURER- Enrico Treglia Wilton Re Services, Inc. 20 Glover Avenue, 4th Floor Norwalk, CT 06850 With a copy to -General Counsel Wilton Reassurance Life Company of New York 20 Glover Avenue, 4th Floor Norwalk, CT 06850” 32. Section 15.17 is stricken in its entirety and replaced with the following: “The following provisions shall survive any termination of this Agreement or the Exhibits: Sections 3.3, 3.9, 3.10.3, 3.17, 3.18, 4.1, 4.2, 4.3, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 7, 8.7, 10, 11, 12, 14, 15.6, 15.7, and 15.13.” 33. In Exhibit A Section 2.1.7.4 is stricken and replaced with the following “2.1.7.4Audits ALLIANCE-ONE will provide support of audits from both internal and external auditors. ALLIANCE-ONE will provide SOC 1 Type II audit reports (or successor report type) for its processing environment. Administrative process SOC 1 Type II (or successor report type) audit will also be supplied in support of SOX certification processes.” 34. In Exhibit B, Authorized Personnel, the existing table is stricken and replaced with the following: INSURER The following individuals named by INSURERS are authorized to give instructions or direction to ALLIANCE-ONE with respect to matters arising in connection with the Services to be performed under this Agreement: Name Title: Enrico Treglia Senior Vice President and Chief Operating Officer Brent McGroarty Vice President TBD Project Manager ALLIANCE-ONE

The following individuals named by ALLIANCE-ONE are authorized to receive instructions or direction from INSURERS with respect to matters arising in connection with the Services to be performed under this Agreement: Name Title Stephanie Rishel Account Executive TBD Director of BPO Direct Services TBD Transition Program Manager 35. In Exhibit D, Subsection C, the existing Default Performance Standards chart is stricken and replaced with the following: Default Trigger@@Default Trigger

36. In Exhibit D, Subsection D, the existing Performance Standards chart is stricken and replaced with the following:

Quality processing, correspondence, Complex Policy Services policy illustrations)

Applicable Processing Time Standard Quality

Quality

Applicable@@Processing Time Standard@@Quality 37. Exhibit E TPA Regulations is Stricken in its entirety and replaced with the following Exhibit E TPA Regulations 1. Idaho INSURER shall have the prior approval of the Director of the Department of Insurance, State of Idaho, before approving advertising for use by ALLIANCE-ONE (or any other insurance regulator imposing a similar requirement). 2. Georgia ALLIANCE-ONE shall maintain at its principal administrative office a complete file of all advertisements, regardless of by whom written, created or designed, which are used in the course of ALLIANCE-ONE business in the State of Georgia, with a notation indicating the manner and extent of distribution and the form number of any policy advertised. Such file shall be subject to inspection by the Office of Commissioner of Insurance of the State of Georgia. All such advertisements shall be maintained in said file for a period of not less than five (5) years. ALLIANCE-ONE shall file with the Commissioner of Insurance of the State of Georgia on or before March 1 each year, a certification executed by an authorized officer of ALLIANCE-ONE wherein it is stated that to the best of his (or her) knowledge, information and belief, the advertisements disseminated by ALLIANCE-ONE during the preceding calendar year complied, or were made to comply in all respects, with the advertising regulations of Georgia.

3. Nevada (a) If ALLIANCE-ONE is or is required to be licensed or registered as a third-party service provider in Nevada, then, to the extent required by NRS 683A.0877, funds relating to Nevada policyholders shall be deposited in an account established and maintained by Customer with a financial institution located in Nevada. (b) Money shall be remitted within fifteen (15) days to the person or persons entitled to it, or shall be deposited within fifteen (15) days in a fiduciary bank account established and maintained by the ALLIANCE-ONE within the state. The fiduciary account shall be separate from the personal or business account of ALLIANCE-ONE. 4. Arizona INSURER shall provide thirty (30) days’ written notice to ALLIANCE-ONE of the termination or cancellation of the Exhibit. In addition, INSURER shall provide fifteen (15) days advance written notice to the Director of the Department of Insurance for the State of Arizona of any termination or cancellation or any other change in this Agreement as required by Arizona law (or any other state requiring similar notification). 5. TPA, Agent, Broker or Adjuster Licensing in Wyoming. With respect to Wyoming residents, ALLIANCE-ONE will not: a. solicit applications for insurance or annuities for INSURER, negotiate insurance or annuities on behalf of INSURER, or carry out and countersign insurance policies unless licensed in Wyoming as an agent; b. on behalf of INSURER, for compensation or fee, solicit, negotiate or procure insurance or the renewal or continuance thereof for Wyoming Insureds or prospective Insureds unless licensed in Wyoming as a broker; c. adjust claims in Wyoming for INSURER by investigating and negotiating settlements unless licensed in Wyoming as an adjuster, or an agent or broker who adjusts or assists in the adjustment of losses arising under policies issued by INSURER represented by that agent or through that broker. Nothing herein shall be interpreted as to prohibit ALLIANCE-ONE from engaging in ministerial or clerical activities relating to the administration of INSURER’s Contracts or the payment of claims on same. d. perform any services under this Agreement unless, and until, INSURER has appointed, and continues to appoint, ALLIANCE-ONE as its administrator in the State of Wyoming and the Wyoming Commissioner has issued a Certificate of Registration to ALLIANCE-ONE. INSURER shall also, at all times, maintain any requisite bond required by the Wyoming Commissioner of Insurance. 6. Confidentiality of Personal Information in Texas. As to Insured’s residing in the State of Texas, information that identifies an individual covered by a plan is confidential, and all information furnished by INSURER to ALLIANCE-ONE hereunder is confidential. During the time such information is in ALLIANCE-ONE’s custody or control, ALLIANCE-ONE shall take all reasonable precautions to prevent disclosure or use of the information for a purpose unrelated to administration of the plan. ALLIANCE-ONE shall disclose such information only: in response to a court order; for an examination conducted by the applicable insurance regulator for an audit or investigation conducted under ERISA; to or at the request of INSURER; or with the written consent of the identified individual or his or her legal representative. 7. Connecticut Notice to Policyholders. When the services of a third-party Supplier are utilized for Connecticut policyholders, such third-party Supplier at Customer’s expense shall issue a benefits identification card to each insured that includes disclosure of, and relationship among, the third-party Supplier, the policyholder and the insurer. 8. West Virginia Retention Period for Books and Records. Supplier shall maintain and make available to Customer complete books and records of all transactions performed on behalf of Customer. The books and records shall be maintained in accordance with prudent standards of insurance recordkeeping and shall be maintained for a period of not less than ten (10) years from the date of their creation. If this Exhibit terminates prior to the passage of such ten (10)-year period, Supplier may satisfy the forgoing obligation by tendering such books and records to Customer or to the replacement provider of such services. 9. New Jersey Maintenance of Insurance Coverage. Throughout the term of the Agreement, Alliance-One shall maintain appropriate insurance coverage, which shall include general liability insurance, valuable papers insurance and errors and omissions coverage and such other coverage as is appropriate. 10. Maine- All contributions and premiums received or collected by Supplier from residents of Maine that Supplier holds more than thirty (30) days or deposits into an account that is not under the control of Customer shall be held by the Supplier in a special fiduciary account, designated as an ATF, and will not be used as general operating funds of the Supplier. All money received by Supplier to pay claims will be held in a fiduciary capacity. If the Customer authorizes the Supplier to make deposits to pay claims from accounts not under the control of Customer, the Supplier shall follow all the Maine statutes and regulations regarding the establishment and use of ATF and/or CASA as those terms are defined under Maine applicable Laws, To the extent that Supplier administers claims and provides payment or reimbursement for diagnosis or treatment of a condition or a complaint by a licensed health care practitioner, Supplier must accept the current standardized claim form for professional services approved by the Federal Government and submitted electronically. To the extent that Supplier administers claims and provides payment or reimbursement for diagnosis or treatment of a condition or a complaint by a licensed hospital, Supplier must accept the current standardized claim form for professional or facility services, as applicable, approved by the federal government and submitted electronically. Supplier may not be required to accept a claim submitted on a form other than the applicable form specified above and may not be required to accept a claim that is not submitted electronically, except from certain exempt health care practitioners. 11. Michigan a. Pursuant to MCL 550.932(1), in connection with a “benefit plan,” as defined by MCL 550.902(b), for which Supplier is performing Administrative Services under this Exhibit, if any, Customer shall be responsible for providing written notice to each individual covered by the benefit plan, which written notice shall contain the following information: (i) what benefits are being provided; (ii) of changes in benefits; (iii) the fact that individuals covered by the benefit plan are not insured or are only partially insured, as the case may be; (iv) if the benefit plan is not insured, the fact that in the event the benefit plan or the benefit plan sponsor does not ultimately pay medical expenses that are eligible for payment under the benefit plan for any reason, the individuals covered by the benefit plan may be liable for those expenses; (v) the fact that Supplier merely processes claims and does not insure that any medical expenses of individuals covered by the benefit plan will be paid; and (vi) the fact that complete and proper claims for benefits made by individuals covered by the benefit plan will be promptly processed but that in the event there are delays in processing claims, the individuals covered by the benefit plan shall have no greater rights to interest or other remedies against Supplier than as otherwise afforded them by law. b. The written notice required by MCL 550.932(1) shall be prominently displayed in the summary plan description or in a separate document. The notice shall be communicated to the individuals covered by the benefit plan within sixty (60) days after becoming covered, upon each republication of the summary plan description, and in any case not less than every five (5) years in a manner calculated to be received and understood by the average individual covered by the benefit plan. As used in MCL 550.932(1) and MCL 550.932(2), “individual covered by a plan” includes only one (1) individual per family covered by the benefit plan. 38. The existing Exhibit H ALLIANCE-ONE Software is stricken and replaced with the following: 39. A new Exhibit N Security Exhibit is added as follows:

ALLIANCE-ONE and INSURER certify that each has read this Amendment and the Agreement and agrees to be bound by its terms and conditions. ALLIANCE-ONE Alliance-One Services, Inc By: (Authorized Signatory) (in non-black ink, please) Phil Ratcliff (Printed Name) President (Title) 3/4/2019 (Execution Date) Wilton Re Wilton Reassurance Life Company of New York By: (Authorized Signatory) (in non-black ink, please) (Printed Name) (Title) (Execution Date)

AMENDMENT NO. 24 TO THE NON-MARKETING THIRD PARTY ADMINISTRATOR AGREEMENT (Allstate Book of Business and Existing Business “Refresh”) This Amendment No. 24 (the “Amendment”), with an effective date of the 30th day of November, 2021 (the “Amendment Effective Date”), is made by and between Alliance-One Services, Inc. (“ALLIANCE-ONE”), Wilton Reassurance Life Company of New York (“Wilton Re”), and all Participating Insurance Company Affiliates, including Wilton Reassurance Company (“Wilton MN”) (collectively “INSURERS”), to that Non-Marketing Third Party Administrator Agreement, dated June 1, 2007 as amended (the “Agreement”). To the extent a provision of the Agreement refers to INSURERS, it is agreed and understood that INSURERS is reflective of the collective Wilton Re, Wilton MN and Affiliates, but ALLIANCE-ONE shall separately allocate among INSURERS payment or other indemnification obligations, and if it shall fail to do so, then the INSURERS shall allocate among themselves the appropriate credit or liability, as the case may be. Nothing in this Agreement is intended to cause an INSURER to have any right or responsibility for the other INSURER(S). In the event that any provision of this Amendment is inconsistent or conflicting with the Agreement, the inconsistent or conflicting provision of this Amendment shall be and shall constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement. WHEREAS, Wilton Re has entered into a stock purchase agreement with Allstate Life Insurance Company, an Illinois domiciled life insurance company, Allstate Financial Insurance Holdings Corporation, a Delaware corporation, Allstate Insurance Holdings, LLC, a Delaware limited liability company, and Allstate Insurance Company, an Illinois-domiciled insurance company for the acquisition of its subsidiaries Allstate Life Insurance Company of New York and Intramerica Life Insurance Company (the ‘Allstate Book of Business”); and WHEREAS, Wilton Re is now responsible for the administrative services necessary for the proper administration of the Allstate Book of Business; and WHEREAS, INSURERS and ALLIANCE-ONE desire to ease administrative burdens to both INSURERS and ALLIANCE-ONE by consolidating the administration of its existing blocks of business to an aggregate vs block basis; and WHEREAS, such existing business consists of the books of business as set forth in: 2007 Non-Marketing Third Party Administrator Agreement Exhibit I (NANY book of business) Amendment 1 (Red River book of business) Amendment 2 (Genisys book of business) Amendment 3 (Spock book of business) Amendment 5 (TLIC Final Expense Policies and Puritan Policies books of business) Amendment 6 (Heritage Union and UFLIC books of business) Amendment 11 (PALM book of business) Amendment 12 (MINNOW book of business) Amendment 13 (WOLVERINE book of business) Amendment 16 (ORION-OPERA book of business) Amendment 17 (ORION-STROM book of business) Amendment 20 (Sura book of business) Amendment 21 (Seaboard book of business) Amendment 22 (Sakura book of business) Confidential OPX-0020891628 / SR-0020080563 Contact: Stephanie Snap

(collectively the “Existing Business”); and WHEREAS, INSURERS and ALLIANCE-ONE desire to migrate the applicable administrative services for the Existing Business into an updated ALLIANCE-ONE administration system (“Refresh”); and WHEREAS, INSURERS and ALLIANCE-ONE desire to update certain exhibits and schedules to the Agreement by deleting and replacing certain exhibits and schedules with the exhibits and schedules attached hereto; and WHEREAS, INSURERS desire: (i) to continue having ALLIANCE-ONE perform administrative services for its Existing Business subject to Refresh, and (ii) have ALLIANCE-ONE carry out certain of those administrative services for the Allstate Book of Business by entering into this Amendment 24 to the Agreement. NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows: ALLIANCE-ONE and INSURERS agree that this Amendment adds the Allstate Book of Business and amends the Agreement as set forth in this Amendment, to state terms and conditions particular to the Allstate Book of Business and such other changes as the parties deemed necessary to reflect the business and the parties subject to the Agreement; provided, however, that all terms and conditions of the Agreement, unless particular to a certain book of business, are applicable to all books of business subject to the Agreement. As to the Allstate Book of Business, it is understood that as to performance of its services under this Amendment, ALLIANCE-ONE shall only seek and take direction regarding same from INSURERS. The Agreement is amended as follows: 1. As of the Amendment Effective Date, Schedule 2 Transition Services is attached for the Allstate Book of Business and the Refresh of the Existing Business. 2. Upon the completion of the transition services set out in Schedule 2 Transition Services for the Allstate Book of Business, Schedule 1 Fees is attached (attached hereto) and is applicable the Allstate Book of Business. 3. As of the Amendment Effective Date for the Existing Business, Schedule 1 Fees is attached (attached hereto) and is applicable the Existing Business. 4. With respect to the Allstate Book of Business, as of the completion date of the transition services set out in Schedule 2 Transition Services for the Allstate Book of Business, the following Exhibits apply: Exhibit A General Administration Procedures, Exhibit B Schedule of Authorized Personnel, Exhibit C Reimbursable Expenses, Exhibit D Performance Standards, Exhibit E State Specific TPA Regulations, Exhibit F Reports, Exhibit G INSURER Software, Exhibit H Alliance- One Software, Exhibit I TPA Service Fees, Exhibit J Reserved, Exhibit K Reserved, Exhibit L Form of Participation Agreement,

Exhibit M Reserved, Exhibit N Security Procedures 5. With respect to the Existing Business, as of the Amendment Effective Date, the following Exhibits A General Administration Procedures, B Schedule of Authorized Personnel, C Reimbursable Expenses, D Performance Standards, E State Specific TPA Regulations, F Reports, G -INSURER Software, H ALLIANCE-ONE Software, I TPA Service Fees, J Transition Services, K Sample Adm in Guidelines, L -Form of Participation Agreement, M Web Services, N Security Procedures, and for greater clarity, any modifications to Exhibits set forth in Amendment 18, are hereby deleted and replaced with the following: Exhibit A General Administration Procedures, Exhibit B Schedule of Authorized Personnel, Exhibit C Reimbursable Expenses, Exhibit D Performance Standards, Exhibit E State Specific TPA Regulations, Exhibit F Reports, Exhibit G INSURER Software, Exhibit H Alliance- One Software, Exhibit I TPA Service Fees, Exhibit J Reserved, Exhibit K Reserved, Exhibit L Form of Participation Agreement, Exhibit M Reserved, Exhibit N Security Procedures 6. The term of this Amendment shall commence upon the Amendment Effective Date and shall continue through the term of the Agreement. Except as modified herein, all other terms and conditions in this Amendment and the Agreement shall remain in full force and effect.

ALLIANCE-ONE and INSURER’s certify by their undersigned authorized agents that they have read this Amendment and the Agreement and agree to be bound by their terms and conditions. ALLIANCE-ONE Alliance-One Services, Inc. 20408 Bashan Drive, Suite 231 Ashbum, VA 20147 Wilton Re, Wilton MN, Wilton Reassurance Life Company of New York And Wilton Reassurance Company 20 Glover Ave. 4th Floor Norwalk, CT 06850 By: (Authorized Signatory) (in non-black ink, please) (Printed Name) (Title) (Execution Date) By: (Authorized Signatory) (in non-black ink, please) (Printed Name) (Title) (Execution Date)

SCHEDULE 1 FEES Exhibit I TPA Service Fees (attached hereto) contains the fees and charges for the Services which are the subject of Amendment No. 24.

SCHEDULE 2 TRANSITION SERVICES Reference provided Antelope PDD v3.0 dated November 22, 2021